Rendering of 1900 Crystal Drive

JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q3 2020

Quarterly Investor Package

JBGS Divider

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q3 2020 EARNINGS RELEASE
SECTION TWO

Q3 2020 SUPPLEMENTAL INFORMATION
SECTION THREE

1770 Crystal Drive

Management Letter

November 3, 2020

To Our Fellow Shareholders:

We hope this letter finds you healthy and out of harm’s way during these difficult times. We are operating effectively in the new normal of the slow reopening of many businesses and countless hours of two-dimensional Zoom calls. Our rent collections during the third quarter remained stable at 99.4%, 98.5%, and 63.1% for office, residential, and retail, respectively, consistent with second quarter results. While we expect the economic fallout from the pandemic to worsen and continue to adversely impact our business in the short term, we remain focused on advancing our growth plans with special emphasis on entitling valuable development opportunities in our land bank, particularly in National Landing. Amazon’s hiring and investment in its new 4+ million square foot headquarters that we are building only continue to grow. In addition, Virginia Tech officially launched the inaugural academic year of its planned $1 billion Innovation Campus in National Landing and received approvals from the City of Alexandria to advance construction of its permanent facilities.

To reap the benefits of these powerful growth engines, we continue to advance the entitlement and design of a number of strategic development opportunities, including 10 projects totaling 5.6 million square feet, which we added to our Near-Term Development Pipeline in the third quarter. This comprises approximately 3,100 residential units in National Landing, including 1900 Crystal Drive (800 units) which could commence construction early next year. Given our ample liquidity, this economic downturn presents a unique opportunity for us to grow our multifamily portfolio alongside Amazon during a period of potentially lower construction costs and an expected significant increase in future residential demand. Although the pandemic is far from over, the relative stability of the Washington, DC metro economy and Amazon’s continued strong growth allow us to turn our attention to the next phase of our growth in National Landing and other select high-growth submarkets in the region.

While we hope that our letter captures your full and undivided attention today, we understand that the presidential election, the pandemic, and the continued reckoning with racial injustice are also important priorities. Consequently, based on feedback from investors, we have simplified this letter to provide our shareholders with an overview of JBG SMITH, including the details of our strong growth potential and key highlights from the quarter. As part of this effort, you can now find the specifics of our operating portfolio performance in our quarterly earnings release and financial supplemental, which follow this letter. In addition, we intend to release an updated investor presentation in mid-November ahead of the NAREIT conference, in which we plan to participate.

JBG SMITH Overview

We own and operate urban mixed-use properties concentrated in the highest growth submarkets of the historically recession-resilient Washington, DC metro area. Our concentration in these locations, our substantial portfolio of operating and development opportunities, and our market leading platform uniquely position us to capitalize on the significant growth anticipated in our target markets for many years to come.

Over half of our holdings are in the National Landing submarket in Northern Virginia, where Amazon’s new headquarters will house 38,000 or more planned employees, and Virginia Tech’s new $1 billion STEM graduate

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school and Innovation Campus will be located. Amazon’s growth in National Landing is expected to increase the daytime population in the submarket from approximately 50,000 people today to nearly 90,000 people in the future, representing dramatic growth of about 70%, according to estimates from Amazon and the National Landing Business Improvement District. The balance of our portfolio is concentrated in what we believe are the highest growth submarkets in the DC metro region, the majority of which are within a 20-minute commute of the growing technology hub in National Landing. We believe the strong technology sector tailwinds created by Amazon, the Virginia Tech Innovation Campus, and our National Landing Smart City initiative (described below) will allow us to drive substantial NAV per share and NOI growth in our operating portfolio and our extensive 15 million square foot development pipeline, of which 75% is planned as multifamily.

We have ample liquidity and balance sheet capacity to fund our growth, including the now fully entitled 1900 Crystal Drive, which could commence construction early next year. This would represent the first new development start in our 5.6 million square foot Near Term Development Pipeline, which includes approximately 3,100 multifamily units in National Landing. In addition to the sale of $1.6 billion of non-core, primarily office assets we have completed since our launch in 2017, we intend to opportunistically sell at least another $1.5 billion in the coming years. Recycling the proceeds from these sales will not only fund our planned growth, but it will also further advance the intentional shift of our portfolio to majority multifamily.

Key Updates

Development Growth Pipeline

Our growth pipeline consists of six recently delivered operating assets (four multifamily and two office), two under-construction assets (one multifamily and one office, the office portion of which is 100% pre-leased to Amazon), and 15 million square feet of land for new development. The six recently delivered assets were delivered over the past 12 months and are in various stages of lease up, with the office buildings 84% leased as of the third quarter. We expect these six assets, plus the two assets in our Under-Construction portfolio, to deliver approximately $65 million of incremental annualized NOI when stabilized between now and the end of 2022.

We divide our 15 million square foot land portfolio into our Near-Term Development Pipeline and our Future Development Pipeline, the latter of which comprises potentially longer-term opportunities. As a reminder, this 15 million square feet excludes the 2.1 million square feet of land held for sale to Amazon, which we expect to close on by the end of 2021, and exchange into an income producing multifamily asset. This quarter we modified the definition of our Near-Term Development Pipeline to include the most accretive and strategic development opportunities in our growth pipeline – those projects on which we expect to start construction over the next 36 months, subject to the receipt of full entitlements, completion of design, and market conditions. This definition differs from our past practice in that the time frame is longer (36 months versus 18 months), and that some assets need final entitlements and design. That said, all the assets in this category are consistent with relevant sector use and density specifications. Therefore, we believe the risk of not receiving final approvals is relatively low. We believe this definition provides clearer insight into the projects that we expect to comprise our next phase of growth.

We have 10 assets comprising 5.6 million square feet of potential density in our Near-Term Development Pipeline as of the third quarter, 4.3 million square feet (75%) of which are multifamily projects located in National Landing, the Ballpark, and the Union Market/NoMa/H Street submarkets. Five of these projects are expected to deliver approximately 3,100 multifamily units within a half mile of Amazon’s new headquarters, including the 800 units at 1900 Crystal Drive. We intend to invest in new office development subject to preleasing, and multifamily development as market demand evolves, matching delivery dates with Amazon’s expected job growth in National Landing. As is always the case, these potential investment opportunities will be subject to our rigorous return requirements and our ability to maintain prudent leverage and liquidity levels.

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Even in a post-COVID-19 world, we remain highly confident that our plan to build new multifamily units in National Landing is one of the most value-accretive, near-term capital investment opportunities in our portfolio. Where other technology companies have announced plans for a more dramatic shift to remote work, Amazon has publicly indicated its intention to bring people back to the office and has increased its commitment to add office space across the country. Its recent purchase of the Residence Inn by Marriott, adjacent to our Pen Place development site in National Landing, further strengthens its overall commitment to the submarket. Finally, Amazon’s 38,000 or more planned jobs in National Landing would approach its scale in Seattle, where approximately 20% of its employees live within a short walk or bike to work. A similar proportion in National Landing would drive demand for over 7,500 new housing units, which aligns well with our plans to deliver new multifamily supply over time.

Smart City

The DC metro area, ranked second in the country for tech talent by CBRE, is particularly attractive to companies in the defense and cybersecurity, cloud/edge computing, internet of things (IoT), and artificial intelligence (AI) technology sectors. The arrival of Amazon’s new headquarters and the Virginia Tech Innovation Campus validate National Landing as a differentiated and sought-after location for innovators.

We believe a key advantage in continuing to attract companies to National Landing is our investment in next-generation connectivity infrastructure such as dense, redundant, and secure fiber networks, data center access, and world-class 5G connectivity, specifically tailored to innovators. Our substantial control of real estate in National Landing allows JBG SMITH to serve as a “digital placemaker” -- making investments to bring world-class connectivity infrastructure and service providers to the market.

In September, we took our first step in implementing that strategy by investing $25.3 million to control a majority of the available licensed Citizens Broadband Radio Service (CBRS) wireless spectrum (for 5G signal broadcast) for the geographic license areas stretching across National Landing. In addition to other investments that we are making in the submarket, we believe this investment in CBRS spectrum will allow us to control the process of attracting and partnering with best-in-class service providers, making National Landing among the first 5G-operable submarkets in the nation. It will also provide us with valuable tenant inducement tools, such as the ability to offer ubiquitous and redundant fiber connectivity and private cellular networks over 5G. These features are increasingly important to technology companies, especially innovators in cybersecurity, IoT, AI, and cloud computing.

Virginia Tech Innovation Campus

In August, former Dean of Engineering at Cornell University, Lance Collins, took the helm at the $1 billion Virginia Tech Innovation Campus, which launched its inaugural semester (virtually) this fall. This powerful demand driver sits immediately adjacent to approximately 1.9 million square feet of development density that we own in National Landing and a new, under-construction Metro station, all approximately one mile south of Amazon’s new headquarters. On this campus, Virginia Tech intends to create an innovation ecosystem by co-locating academic and private sector uses to accelerate research and development spending, as well as the commercialization of technology. When the Innovation Campus is fully operational, Virginia Tech plans to graduate approximately 750 master students and 150 PhD students in STEM fields annually. The Innovation Campus will include 675,000 square feet occupied by Virginia Tech, and construction on the fully entitled initial phase is expected to commence in 2021.

Financial and Operating Metrics

The current adverse impact of the ongoing pandemic is reflected in our operating results for the quarter. For the three months ended September 30, 2020, we reported a net loss attributable to common shareholders of $22.8

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million and Core FFO attributable to common shareholders of $40.2 million or $0.30 per share. Same Store NOI decreased 4.4%, reflecting a decline from our multifamily portfolio offset by growth from our commercial portfolio. We believe Same Store NOI was reduced by $14.3 million attributable to the COVID-19 pandemic. Excluding this impact, we believe our Same Store NOI would have increased by 14.6% compared to the third quarter of 2019. Our operating portfolio ended the quarter at 86.7% leased and 82.5% occupied. For second generation leases, the rental rate mark-to-market was negative 0.4%. As of September 30, 2020, our Net Debt/Total Enterprise Value was 33.9%, and on a trailing 12-month basis, our Net Debt/Adjusted EBITDA was 7.3x. Our Net Debt/Annualized Adjusted EBITDA decreased to 7.7x in the third quarter but remains higher than typical levels due to the impacts of COVID-19 on income streams from our multifamily portfolio, parking, and the Crystal City Marriott. Notwithstanding these short-term impacts, we believe our low leverage and strong liquidity leave us well positioned to continue managing through this downturn while also capitalizing on future growth opportunities.

During the third quarter, NOI was reduced by at least $14.8 million attributable to the COVID-19 pandemic, comprising $5.1 million of reserves and rent deferrals for office and retail tenants, a $4.9 million decline in NOI in our same store multifamily assets, a $3.9 million decline in parking revenue, and a $0.9 million decline in NOI from the Crystal City Marriott. While the COVID-19 pandemic has impacted these income streams in the short term, we expect them to recover post pandemic. The $5.1 million of reserves and rent deferrals for office and retail tenants that impacted NOI include (i) $1.3 million of rent deferrals, (ii) $2.3 million of rent deferral from expected lease modifications, and (iii) $1.5 million of other reserves. Our financial results in future periods will not be negatively impacted by the collectability of deferred rents from these tenants because we have fully written off the receivable balances. No revenue related to these executed or pending rent deferrals is included in our third quarter NOI, Adjusted EBITDA or Core FFO.

Operating Portfolio

Office Trends

During the third quarter, our rent collections remained consistent with the second quarter, with the bulk of non-collections concentrated in retail and co-working. As expected, the low population count in our office buildings negatively impacted our parking income during the quarter. While an improvement over last quarter, leasing activity remains sluggish, with tour activity at 25% of historical volumes. Tour activity is likely to track the pandemic and decline through the winter as the pandemic worsens. Given overall economic uncertainty, tenants remain much more likely to renew existing leases than make new, long-term lease commitments.

The Washington, DC metro area is demonstrating its historic recession-resilience relative to other gateway markets. According to Bureau of Labor Statistics data, August 2020 unemployment for the DC metro region was 6.9%, which is far below 13.0% for the New York metro area, 10.8% for Boston, and 9.0% for San Francisco. Likewise, Kastle Systems, which tracks physical office occupancy by metro area, shows DC at 23.6% compared to 16.6% in New York and 14.5% in San Francisco. During the last recession, JLL data showed that our market saw office rent declines of only 8% compared to more than a 16% average across Boston, San Francisco, and New York.

Multifamily Trends

COVID-19 continues to adversely impact residential leasing demand with overall market demand below normal levels during what is typically prime leasing season. Occupancy has also been negatively impacted by work-from-home initiatives, which have driven younger renters to give up their urban apartments and move in with parents or take advantage of low interest rates to pursue home purchases. While both of these trends have accelerated, we have seen fewer tenants moving from urban to suburban multifamily buildings, suggesting little evidence of a flight to suburban multifamily in our market.  All told, on a same-store basis across the market, these trends have had a

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negative impact of 2% to 3% on occupancy compared to the third quarter of 2019, according to CoStar data. Same store rents have reacted similarly over the same time period with a 7% to 8% decrease reflected in CoStar data.

As of the third quarter of 2020, only 3,500 units were underway, with the vast majority (69%) of those starting in the first quarter, pre-COVID-19. This is a material reduction from last year, when roughly 6,200 units started construction. The slowdown in new starts is directly related to the pandemic, but it is also representative of a slowing multifamily pipeline, a trend we have referenced previously. From 2010 through 2019, the DC market saw an average of 9,200 units delivering per year, with a peak of 15,000 units in 2014. By contrast, 2020, 2021, and 2022, will likely only see an average of 6,700 units delivering per year. Given required construction timelines, it is unlikely that those numbers will move materially, suggesting the potential for real supply limitations just as demand returns to the market post-COVID-19.

Apartment List’s city-level data on multifamily markets also show that DC and Arlington (home to 88% of our multifamily portfolio) are particularly insulated when compared to other gateway cities. Since March, DC and Arlington rents fell 8.0% and 7.2%, respectively, compared to declines of 17.8% in San Francisco, 11.6% in New York, and 8.9% in Boston. Like office, our residential market was resilient during the last recession, with CoStar data from that period reporting flat rent growth in our market versus rent declines of over 8% in the same group of other gateway cities.

Retail Trends

As expected, the retail sector continues to suffer dramatically, as many retailers remain closed or struggle to generate sales volume with different operating models, such as takeout.  As a result, we have seen a significant decline in rent receipts and increasing demand for relief. We are working with smaller, non-credit tenants on a case-by-case basis to help them survive until sales return to more stable levels. We continue to believe that these arrangements represent a worthwhile investment in the long-term survival of these tenants, which play a key role in our placemaking. As we head into the winter, and the pandemic worsens, it is likely that we will experience additional retail closures with restaurants unable to take advantage of outdoor seating.

Capital Allocation

We target investment opportunities with the highest potential return, including share repurchases, which we also evaluate for the impact on our liquidity. During the third quarter, we repurchased 1.4 million shares at an average price of $26.64, bringing our total repurchases to $38.4 million for the quarter. As a reminder, our Board of Trustees authorized a share repurchase program up to $500 million, and we have purchased a total of $79.6 million thus far.

Environmental, Social, and Governance

In October, the Washington Post announced that JBG SMITH was ranked third in its 2020 Top Workplaces in the Washington, DC region in the “large company” category. This award is a testament to the quality, depth, and strength of our team, as well as our company culture. In addition, JBG SMITH recently won six NAIOP awards in various best of categories for West Half, 4747 Bethesda Avenue, and 1900 N Street.

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As the COVID-19 pandemic continues, we remain focused on the health and safety of our customers, our team, our business partners, and our community. As we look ahead, we believe that JBG SMITH is well positioned to take advantage of the significant tailwinds from Amazon’s new headquarters, the Virginia Tech Innovation Campus, and our connectivity investments in National Landing. We further believe that our active portfolio recycling efforts and substantial development pipeline will enable us to continue our shift toward multifamily, particularly in high growth

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submarkets. We have ample liquidity and balance sheet capacity to capitalize on this growth, and we believe that the historical recession resilience of the Washington, DC metro market coupled with the continued strong growth of our technology sector economy will enable us to deliver significant long-term NAV per share and NOI growth.

We wish you health and strength during these tumultuous times, and we appreciate your continued support of our team and our business. Now, more than ever, we will continue to work hard to maintain your trust and confidence.

Thank you and stay healthy

W. Matthew Kelly

Chief Executive Officer

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Q3 2020 EARNINGS RELEASE

SECTION TWO

901 W Street

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Moina Banerjee

Executive Vice President, Head of Capital Markets

(240) 333-3655

mbanerjee@jbgsmith.com

JBG SMITH ANNOUNCES THIRD QUARTER 2020 RESULTS

Bethesda, MD (November 3, 2020) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-growth, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended September 30, 2020 and reported its financial results.

Additional information regarding our results of operations, properties and tenants can be found in our Third Quarter 2020 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in that document.

Third Quarter 2020 Financial Results

●	Net loss attributable to common shareholders was $22.8 million, or $0.18 per diluted share.
●	Funds From Operations (“FFO”) attributable to common shareholders was $32.4 million, or $0.24 per diluted share.
●	Core Funds From Operations (“Core FFO”) attributable to common shareholders was $40.2 million, or $0.30 per diluted share.

Nine Months Ended September 30, 2020 Financial Results

●	Net loss attributable to common shareholders was $16.6 million, or $0.14 per diluted share.
●	FFO attributable to common shareholders was $92.9 million, or $0.69 per diluted share.
●	Core FFO attributable to common shareholders was $126.4 million, or $0.94 per diluted share.

Operating Portfolio Highlights

●	Annualized Net Operating Income (“NOI”) for the three months ended September 30, 2020 was $291.1 million, compared to $307.0 million for the three months ended June 30, 2020, at our share.
●	The operating commercial portfolio was 88.4% leased and 85.3% occupied as of September 30, 2020, compared to 90.4% and 88.1% as of June 30, 2020, at our share.

●	The operating multifamily portfolio was 83.0% leased and 76.6% occupied as of September 30, 2020, compared to 85.8% and 82.3% as of June 30, 2020, at our share. These decreases were due in part to the movement of The Wren (formerly referred to as 965 Florida Avenue) into our recently delivered operating multifamily portfolio during the quarter. The in-service operating multifamily portfolio was 92.8% leased and 88.1% occupied as of September 30, 2020, compared to 93.3% leased and 90.2% occupied as of June 30, 2020.
●	We executed approximately 98,000 square feet of office leases at our share in the third quarter, comprising approximately 9,000 square feet of new leases and approximately 89,000 square feet of second-generation leases, which generated a 3.1% rental rate increase on a GAAP basis and a 0.4% rental rate decrease on a cash basis. We executed approximately 603,000 square feet of office leases at our share during the nine months ended September 30, 2020, comprising approximately 89,000 square feet of new leases and approximately 514,000 square feet of second-generation leases, which generated a 4.3% rental rate increase on a GAAP basis and a 1.0% rental rate increase on a cash basis.
●	Same Store Net Operating Income (“SSNOI”) at our share decreased 4.4% to $72.0 million for the three months ended September 30, 2020, compared to $75.4 million for the three months ended September 30, 2019. SSNOI at our share decreased 1.7% to $220.1 million for the nine months ended September 30, 2020, compared to $223.9 million for the nine months ended September 30, 2019. The decreases in SSNOI were substantially all attributable to the COVID-19 pandemic, including (i) lower occupancy, higher concessions, lower rents, higher operating costs, and an increase in uncollectable operating lease receivables at our multifamily properties, (ii) rent deferrals and a decline in parking revenue at our commercial properties, and (iii) lower occupancy at the Crystal City Marriott. These declines were partially offset by the burn-off of rent abatement across our commercial portfolio, which led to same store NOI growth for the same store pool of commercial assets. The reported same store pools as of September 30, 2020 include only the assets that were in-service for the entirety of both periods being compared.
●	During the third quarter, NOI for our operating portfolio decreased 7.6% to $72.3 million, and Adjusted EBITDA decreased 20.7% to $65.4 million as compared to the third quarter of 2019. NOI was negatively impacted by $14.8 million associated with the COVID-19 pandemic, comprising $5.1 million of reserves and rent deferrals for office and retail tenants, a $4.9 million decline in NOI in our same store multifamily assets, a $3.9 million decline in parking revenue, and a $0.9 million decline in NOI from the Crystal City Marriott. While the COVID-19 pandemic has impacted these income streams in the short term, we expect these revenues to recover post pandemic. Adjusted EBITDA was negatively impacted by $22.1 million, including the $14.8 million decline in NOI noted above and $0.9 million of straight-line rent reserves both associated with the COVID-19 pandemic, and a $6.4 million decline in Third-Party Asset Management and Real Estate Services fees, primarily related to decreases in development fees due to changes in the timing of projects and a decrease in management fees from the sale of JBG Legacy Fund assets. The $5.1 million of reserves and rent deferrals for office and retail tenants that impacted NOI include (i) $1.3 million of rent deferrals, (ii) $2.3 million of rent deferrals from expected lease modifications, and (iii) $1.5 million of other reserves.

During the third quarter, we entered into rent deferral agreements with tenants totaling $1.3 million. Additionally, we recognized $2.3 million of credit losses for rent deferral agreements that are in negotiation. Our financial results in future periods will not be negatively impacted by the collectability of deferred rents from these tenants because we have fully written off the receivable balances. No revenue related to these executed or pending rent deferrals is included in our third quarter NOI, Adjusted EBITDA or Core FFO.

THIRD QUARTER 2020 RENT COLLECTION
	OFFICE	RESIDENTIAL	RETAIL
% of Rent Collected (1)	99.4%	98.5%	63.1%
Variance to Average 2019 Rent Collected	(0.3%)	(1.4%)	(35.3%)
$ Paid / $ Unpaid	$92.3M / $0.6M	$29.3M / $0.4M	$6.2M / $3.6M

(1)	Excludes $0.7 million of deferred and abated rents, consisting of $0.6 million for office tenants and $0.1 million for retail tenants. Including these deferred and abated rents, our rent collections for the third quarter of 2020 would have been 98.7% for office tenants and 62.2% for retail tenants. Our rent collections for October kept pace with our third quarter rent collections.

Development Portfolio Highlights

Under-Construction

●	As of September 30, 2020, there were two assets under construction (one commercial asset and one multifamily asset), consisting of approximately 274,000 square feet and 161 units, both at our share.

Near-Term Development Pipeline

●	During the third quarter, we modified our definition of Near-Term Development Pipeline to include select assets that could commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.
●	As of September 30, 2020, there were 10 near-term development assets consisting of 5.6 million square feet of estimated potential development density.

Future Development Pipeline

●	As of September 30, 2020, there were 28 future development assets consisting of 11.5 million square feet of estimated potential development density at our share, including the 2.1 million square feet held for sale to Amazon.com, Inc. ("Amazon").

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended September 30, 2020, revenue from third-party real estate services, including reimbursements, was $27.0 million. Excluding reimbursements and service revenue from our interests in consolidated and unconsolidated real estate ventures, revenue from our third-party asset management and real estate services business was $12.5 million, primarily driven by $4.2 million of property management fees, $2.6 million of development fees, $2.2 million of asset management fees and $1.8 million of other service revenue.

Balance Sheet

●	We had $2.1 billion of debt ($2.5 billion including our share of debt of unconsolidated real estate ventures) as of September 30, 2020. Of the $2.5 billion of debt at our share, approximately 61% was fixed-rate, and rate caps were in place for approximately 81% of our variable rate debt.
●	The weighted average interest rate of our debt at share was 3.18% as of September 30, 2020.

●	As of September 30, 2020, our total enterprise value was approximately $5.9 billion, comprising 146.5 million common shares and units valued at $3.9 billion and debt (net of premium / (discount) and deferred financing costs) at our share of $2.5 billion, less cash and cash equivalents at our share of $465.5 million.
●	As of September 30, 2020, we had $455.1 million of cash and cash equivalents ($465.5 million of cash and cash equivalents at our share), and $998.5 million of capacity under our credit facility.
●	Net Debt to Annualized Adjusted EBITDA at our share for the three months ended September 30, 2020 was 7.7x and our Net Debt / Total Enterprise Value was 33.9% as of September 30, 2020. On a trailing 12-month basis, our Net Debt to Adjusted EBITDA was 7.3x as of September 30, 2020.

Investing and Financing Activities

●	Closed on three separate mortgage loans with an aggregate principal balance of $385.0 million, collateralized by The Bartlett, 1221 Van Street and 220 20th Street.
●	Repaid $500.0 million outstanding on our revolving credit facility.
●	Repurchased and retired 1.4 million common shares for $38.4 million, an average purchase price of $26.64 per share.
●	Invested $25.3 million to acquire between 30 and 40 megahertz of 5G wireless spectrum licenses across National Landing.

Subsequent to September 30, 2020

●	Transferred our interest in the venture that owns The Marriott Wardman Park hotel to our venture partner.

Dividends

●	On October 29, 2020, our Board of Trustees declared a quarterly dividend of $0.225 per common share, payable on November 30, 2020 to shareholders of record as of November 13, 2020.

About JBG SMITH

JBG SMITH is an S&P 400 company that owns, operates, invests in and develops a dynamic portfolio of high-growth mixed-use properties in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Capital region, including National Landing where it serves as the exclusive developer for Amazon’s new headquarters. JBG SMITH’s portfolio currently comprises 20.7 million square feet of high-growth office, multifamily and retail assets, 98% at our share of which are Metro-served. It also maintains a development pipeline encompassing 17.1 million square feet of mixed-use development opportunities. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH”, the “Company”, "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, "hypothetical", "potential", “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this earnings release. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on our financial condition, results of operations, cash flows, liquidity, performance, tenants, the real estate market and the global economy and financial markets. The extent to which the COVID-19 pandemic continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence, including the scope, severity, and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and whether the residential market in the Washington, DC region and any of our properties will be materially impacted by the expiration of various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, net operating income, same store net operating income, net asset value, stock price, occupancy rates, revenue from our multifamily and commercial portfolios, operating costs, deferrals of rent, uncollectable operating lease receivables, parking revenue, and burn-off of rent abatement; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; whether the Washington, DC region will be more resilient than other parts of the country in any recession resulting from COVID-19; our annual dividend per share and dividend yield; annualized net operating income; in the case of our construction and near-term development assets, estimated square feet, estimated number of units and in the case of our future development assets, estimated potential development density; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and education improvements related to Amazon’s additional headquarters and the Virginia Tech Innovation Campus; the economic impact of Amazon’s additional headquarters on the DC region and National Landing; the impact of our role as the exclusive developer, property manager and retail leasing agent in connection with Amazon’s new headquarters; our development plans related to Amazon’s additional headquarters; whether any of our tenants succeed in obtaining government assistance under the CARES Act and other programs and use any resulting proceeds to make lease payments owed to us; whether we can access agency debt secured by our currently-unencumbered multifamily assets timely, on reasonable terms or at all; whether the delay in our planned 2020 discretionary operating asset capital expenditures will have any negative impact on our properties or our ability to generate revenue; and the allocation of capital to our share repurchase plan and any impact on our stock price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and the Cautionary Statement Concerning Forward-Looking Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH’s management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH’s financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA

Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

“Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as transaction and other costs, gain (loss) on the extinguishment of debt, distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution (“FAD")

FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

"Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of derivative instruments.

"FAD" is a non-GAAP financial measure and represents FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

Net Operating Income ("NOI") and Annualized NOI

“NOI” is a non-GAAP financial measure management uses to assess a segment’s performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure for our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe that to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended September 30, 2020 multiplied by four. Due to seasonality in the hospitality business, annualized NOI for Crystal

City Marriott represents the trailing 12-month NOI as of September 30, 2020. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the annualized NOI shown will reflect our actual results of operations over any 12-month period.

Same Store and Non-Same Store

“Same store” refers to the pool of assets that were in-service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

“Non-same store” refers to all operating assets excluded from the same store pool.

Definitions

GAAP

"GAAP" refers to accounting principles generally accepted in the United States of America.

In-Service

‘‘In-service’’ refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of September 30, 2020.

Formation Transaction

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust’s Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

JBG Legacy Funds

“JBG Legacy Funds” refers to the legacy funds formerly organized by The JBG Companies.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	September 30, 2020	December 31, 2019

ASSETS
Real estate, at cost:
Land and improvements	$1,314,106	$1,240,455
Buildings and improvements	4,225,616	3,880,973
Construction in progress, including land	400,933	654,091
	5,940,655	5,775,519
Less accumulated depreciation	(1,227,027)	(1,119,571)
Real estate, net	4,713,628	4,655,948
Cash and cash equivalents	455,111	126,413
Restricted cash	37,602	16,103
Tenant and other receivables, net	47,460	52,941
Deferred rent receivable	184,394	169,721
Investments in unconsolidated real estate ventures	463,026	543,026
Other assets, net	302,014	253,687
Assets held for sale	74,089	168,412
TOTAL ASSETS	$6,277,324	$5,986,251

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,690,723	$1,125,777
Revolving credit facility	—	200,000
Unsecured term loans, net	397,808	297,295
Accounts payable and accrued expenses	111,440	157,702
Other liabilities, net	216,494	206,042
Total liabilities	2,416,465	1,986,816
Commitments and contingencies
Redeemable noncontrolling interests	490,921	612,758
Total equity	3,369,938	3,386,677
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,277,324	$5,986,251

Note: For complete financial statements, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE
Property rental	$118,680	$123,963	$354,519	$365,702
Third-party real estate services, including reimbursements	26,987	34,587	83,870	91,765
Other revenue	5,368	8,527	15,705	25,426
Total revenue	151,035	167,077	454,094	482,893
EXPENSES
Depreciation and amortization	56,481	46,862	157,586	141,576
Property operating	37,572	35,800	105,867	100,087
Real estate taxes	17,354	16,740	53,422	52,241
General and administrative:
Corporate and other	11,086	11,015	37,478	34,888
Third-party real estate services	28,207	29,809	86,260	86,585
Share-based compensation related to Formation Transaction and special equity awards	7,133	9,549	25,432	30,203
Transaction and other costs	845	2,059	7,526	9,928
Total expenses	158,678	151,834	473,571	455,508
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	(965)	(1,144)	(17,142)	647
Interest and other income (loss), net	—	(640)	1,021	2,363
Interest expense	(16,885)	(10,583)	(44,660)	(40,864)
Gain on sale of real estate	—	8,088	59,477	47,121
Loss on extinguishment of debt	—	—	(33)	(1,889)
Total other income (expense)	(17,850)	(4,279)	(1,337)	7,378
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	(25,493)	10,964	(20,814)	34,763
Income tax (expense) benefit	488	(432)	3,721	689
NET INCOME (LOSS)	(25,005)	10,532	(17,093)	35,452
Net (income) loss attributable to redeemable noncontrolling interests	2,212	(1,172)	445	(4,271)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(22,793)	$9,360	$(16,648)	$31,181
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.18)	$0.06	$(0.14)	$0.23
Diluted	$(0.18)	$0.06	$(0.14)	$0.23
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	133,620	134,127	133,924	129,527
Diluted	133,620	134,127	133,924	129,527

Note: For complete financial statements, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(25,005)		$10,532		$(17,093)		$35,452
Depreciation and amortization expense	56,481		46,862		157,586		141,576
Interest expense (1)	16,885		10,583		44,660		40,864
Income tax expense (benefit)	(488)		432		(3,721)		(689)
Unconsolidated real estate ventures allocated share of above adjustments	9,987		8,664		31,516		26,827
EBITDA attributable to noncontrolling interests in consolidated real estate ventures	(4)		—		(7)		(5)
EBITDA	$57,856		$77,073		$212,941		$244,025
Gain on sale of real estate	—		(8,088)		(59,477)		(47,121)
(Gain) loss on sale of unconsolidated real estate assets	—		—		2,952		(335)
Impairment of investment in unconsolidated real estate venture (2)	—		—		6,522		—
EBITDAre	$57,856		$68,985		$162,938		$196,569
Transaction and other costs (3)	845		2,059		7,526		9,928
Loss on extinguishment of debt	—		—		33		1,889
Share-based compensation related to Formation Transaction and special equity awards	7,133		9,549		25,432		30,203
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture (4)	(436)		(165)		(307)		(6,838)
Lease liability adjustments	—		1,991		—		1,991
Unconsolidated real estate ventures allocated share of above adjustments	—		—		1,465		—

Adjusted EBITDA	$65,398		$82,419		$197,087		$233,742

Net Debt to Annualized Adjusted EBITDA (5)	7.7	x	5.3	x	7.6	x	5.6	x

					September 30, 2020		September 30, 2019
Net Debt (at JBG SMITH Share) (6)
Consolidated indebtedness (7)					$2,081,456		$1,652,303
Unconsolidated indebtedness (7)					393,398		322,692
Total consolidated and unconsolidated indebtedness					2,474,854		1,974,995
Less: cash and cash equivalents					465,532		237,288
Net Debt (at JBG SMITH Share)					$2,009,322		$1,737,707

Note: All EBITDA measures as shown above are attributable to common limited partnership units (“OP Units”).

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.
(2)	During the second quarter of 2020, we determined that our investment in the venture that owns The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment charge of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our venture partner.
(3)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the nine months ended September 30, 2020, includes a charitable commitment to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington DC metropolitan region.
(4)	During the nine months ended September 30, 2019, we received distributions of $6.4 million from 1101 17th Street.
(5)	Adjusted EBITDA for the nine months ended September 30, 2020 and 2019 is annualized by multiplying by 1.33 calculated using Net Debt below.
(6)	Excludes information related to the venture that owns The Marriott Wardman Park hotel as of September 30, 2020 as we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in the related venture to our venture partner.
(7)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(22,793)	$9,360	$(16,648)	$31,181
Net income (loss) attributable to redeemable noncontrolling interests	(2,212)	1,172	(445)	4,271
Net income (loss)	(25,005)	10,532	(17,093)	35,452
Gain on sale of real estate	—	(8,088)	(59,477)	(47,121)
(Gain) loss on sale from unconsolidated real estate ventures	—	—	2,952	(335)
Real estate depreciation and amortization	54,004	44,164	149,590	133,507
Impairment of investment in unconsolidated real estate venture (1)	—	—	6,522	—
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	7,350	4,713	21,730	14,170
FFO attributable to noncontrolling interests in consolidated real estate ventures	(4)	—	(7)	(5)
FFO Attributable to OP Units	$36,345	$51,321	$104,217	$135,668
FFO attributable to redeemable noncontrolling interests	(3,945)	(5,705)	(11,353)	(15,502)
FFO attributable to common shareholders	$32,400	$45,616	$92,864	$120,166

FFO attributable to OP Units	$36,345	$51,321	$104,217	$135,668
Transaction and other costs, net of tax (2)	798	1,941	7,176	9,414
(Gain) loss from mark-to-market on derivative instruments	203	2	173	50
Loss on extinguishment of debt	—	—	33	1,889
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture (3)	(436)	(165)	(307)	(6,838)
Share-based compensation related to Formation Transaction and special equity awards	7,133	9,549	25,432	30,203
Lease liability adjustments	—	1,991	—	1,991
Amortization of management contracts intangible, net of tax	1,072	1,287	3,288	3,862
Unconsolidated real estate ventures allocated share of above adjustments	(55)	127	1,848	1,507
Core FFO Attributable to OP Units	$45,060	$66,053	$141,860	$177,746
Core FFO attributable to redeemable noncontrolling interests	(4,891)	(7,342)	(15,457)	(20,297)
Core FFO attributable to common shareholders	$40,169	$58,711	$126,403	$157,449
FFO per common share - diluted	$0.24	$0.34	$0.69	$0.93
Core FFO per common share - diluted	$0.30	$0.44	$0.94	$1.22
Weighted average shares - diluted (FFO and Core FFO)	133,880	134,127	134,224	129,527

See footnotes on page 14.

FFO, CORE FFO AND FAD (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

FAD
Core FFO attributable to OP Units	$45,060	$66,053	$141,860	$177,746
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (4)	(11,395)	(14,872)	(34,089)	(57,245)
Straight-line and other rent adjustments (5)	(4,935)	(10,348)	(9,898)	(25,895)
Third-party lease liability assumption payments	(784)	(1,413)	(3,024)	(3,732)
Share-based compensation expense	7,642	6,129	27,129	17,153
Amortization of debt issuance costs	829	701	2,124	2,546
Unconsolidated real estate ventures allocated share of above adjustments	(1,687)	(943)	(3,880)	(2,434)
Non-real estate depreciation and amortization	1,002	925	3,471	2,753
FAD available to OP Units (A)	$35,732	$46,232	$123,693	$110,892
Distributions to common shareholders and unitholders (6) (B)	$33,743	$34,006	$101,724	$99,296
FAD Payout Ratio (B÷A) (7)	94.4%	73.6%	82.2%	89.5%

Capital Expenditures
Maintenance and recurring capital expenditures	$3,096	$7,000	$12,195	$19,747
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	327	439	836	779
Second-generation tenant improvements and leasing commissions	6,779	6,713	19,335	35,225
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	1,193	720	1,723	1,494
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	11,395	14,872	34,089	57,245
Non-recurring capital expenditures	4,840	8,365	17,267	20,557
Share of non-recurring capital expenditures from unconsolidated real estate ventures	54	84	394	114
First-generation tenant improvements and leasing commissions	4,033	6,501	27,733	31,694
Share of first-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	674	507	1,661	1,159
Non-recurring capital expenditures	9,601	15,457	47,055	53,524
Total JBG SMITH Share of Capital Expenditures	$20,996	$30,329	$81,144	$110,769

(1)	During the second quarter of 2020, we determined that our investment in the venture that owns The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment charge of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our venture partner.
(2)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the nine months ended September 30, 2020, includes a charitable commitment to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington DC metropolitan region.
(3)	During the nine months ended September 30, 2019, we received distributions of $6.4 million from 1101 17th Street.
(4)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(5)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(6)	The distribution for the nine months ended September 30, 2019 excludes a special dividend of $0.10 per common share that was paid in January 2019.
(7)	The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss) attributable to common shareholders	$(22,793)	$9,360	$(16,648)	$31,181
Add:
Depreciation and amortization expense	56,481	46,862	157,586	141,576
General and administrative expense:
Corporate and other	11,086	11,015	37,478	34,888
Third-party real estate services	28,207	29,809	86,260	86,585
Share-based compensation related to Formation Transaction and special equity awards	7,133	9,549	25,432	30,203
Transaction and other costs	845	2,059	7,526	9,928
Interest expense	16,885	10,583	44,660	40,864
Loss on extinguishment of debt	—	—	33	1,889
Income tax expense (benefit)	(488)	432	(3,721)	(689)
Net income (loss) attributable to redeemable noncontrolling interests	(2,212)	1,172	(445)	4,271
Less:
Third-party real estate services, including reimbursements revenue	26,987	34,587	83,870	91,765
Other revenue (1)	2,292	2,196	5,438	5,951
Income (loss) from unconsolidated real estate ventures, net	(965)	(1,144)	(17,142)	647
Interest and other income (loss), net	—	(640)	1,021	2,363
Gain on sale of real estate	—	8,088	59,477	47,121

Consolidated NOI	66,830	77,754	205,497	232,849
NOI attributable to unconsolidated real estate ventures at our share	7,130	5,500	23,206	15,745
Non-cash rent adjustments (2)	(4,934)	(10,348)	(9,898)	(25,894)
Other adjustments (3)	2,881	3,181	9,236	10,120
Total adjustments	5,077	(1,667)	22,544	(29)
NOI	$71,907	$76,087	$228,041	$232,820
Less: out-of-service NOI loss (4)	(442)	(1,342)	(2,774)	(3,603)
Operating Portfolio NOI	$72,349	$77,429	$230,815	$236,423
Non-same store NOI (5)	303	2,031	10,689	12,518
Same store NOI (6)	$72,046	$75,398	$220,126	$223,905

Change in same store NOI	(4.4)%		(1.7)%
Number of properties in same store pool	55		53

(1)	Excludes parking revenue of $3.1 million and $10.3 million for the three and nine months ended September 30, 2020, and $6.3 million and $19.5 million for the three and nine months ended September 30, 2019.
(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(3)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(4)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(5)	Includes the results of properties that were not in-service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(6)	Includes the results of the properties that are owned, operated and in-service for the entirety of both periods being compared except for properties that are being phased out of service for future development.

Q3 2020 SUPPLEMENTAL INFORMATION

SECTION THREE

West Half

The Wren Model Unit
VANITY FAIR 100 YEARS

JBG SMITH

SUPPLEMENTAL INFORMATION | Q3 2020

SEP
TABLE OF CONTENTS	SEPTEMBER 30, 2020

DISCLOSURES	SEPTEMBER 30, 2020

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties (“JBG SMITH”, the “Company”, "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximate”, "hypothetical", "potential", “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “would”, “may” or similar expressions in this Investor Package. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on our financial condition, results of operations, cash flows, liquidity, performance, tenants, the real estate market and the global economy and financial markets. The extent to which the COVID-19 pandemic continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and whether the residential market in the Washington, DC region and any of our properties will be materially impacted by the expiration of various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, net operating income, same store net operating income, net asset value, stock price, liquidity, occupancy rates, property rental revenue, operating costs, deferrals of rent, uncollectable operating lease receivables, parking revenue, burn-off of rent abatement, construction costs, the Crystal City Marriott, the timing of disposition of assets in the JBG Legacy Funds, demand for new office space and potential bias of multifamily leasing to renewals; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential net operating income growth and the assumptions on which such growth is premised, our estimated future leverage (Net Debt/Adjusted EBITDA and Net Debt/Total Enterprise Value) profile, the potential effect of Amazon.com, Inc. ("Amazon") on job growth in the Washington, DC metropolitan area and National Landing; the potential return on our investment in wireless spectrum across National Landing; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether the Washington, DC region will be more resilient than other parts of the country in any recession resulting from COVID-19; potential countercyclical growth caused by the concentration in the Washington DC region of Amazon, the federal government, government contractors, and the Virginia Tech Innovation campus; the economic impact of DC’s diversification into technology; our anticipated acquisitions and dispositions and the ability to identify associated like-kind exchanges; our annual dividend per share and dividend yield; annualized net operating income; adjusted annualized net operating income; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and education improvements related to Amazon’s additional headquarters; the economic impact of Amazon’s additional headquarters on the DC region and National Landing, including Amazon’s commitment to its planned occupancies in National Landing and its plans for accelerated hiring, and plans to expand public transportation in National Landing such as Metro and Virginia Railway Express; the impact of our role as the exclusive developer, property manager and retail leasing agent in connection with Amazon’s new headquarters; our development plans related to Amazon’s additional headquarters; the impact on our net asset value of the Amazon transactions; in the case of any further Amazon lease transactions and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent; whether any of our tenants succeed in obtaining government assistance under the CARES Act and other programs and use any resulting proceeds to make lease payments owed to us; the impact of increases in government spending on increases in agency and contractor spending locally; whether we can access agency debt secured by our currently-unencumbered multifamily assets timely, on reasonable terms or at all; whether the delay in our planned 2020 discretionary operating asset capital expenditures will have any negative impact on our properties or our ability to generate revenue; the allocation of capital to our share repurchase plan and any impact on our stock price; the length of time development assets that have recently been moved to operating assets (including 1900 N Street, 4747 Bethesda, West Half, 901 W Street, 900 W Street and The Wren (formerly referred to as 965 Florida Avenue)) will take to stabilize; in the case of our construction and near-term development assets, estimated square feet, estimated number of units, estimated construction start, occupancy stabilization dates, the estimated completion date, estimated stabilization date, estimated incremental investment, estimated total investment, projected NOI yield, weighted average projected NOI yield, NOI yield or estimated total project cost, estimated total NOI weighted average completion date, weighted average stabilization date, intended type of asset use and potential tenants, and estimated stabilized NOI; whether our Under-Construction assets will deliver the annualized NOI that we anticipate; the timing of any correction to construction costs and our plans to commence construction at 1900 Crystal Drive and any other such projects; trends towards widespread adoption of teleworking; and in the case of our future development opportunities, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost, estimated total investment, estimated potential development density and the potential for delays in the entitlement process, including the approximately 10.2 million square feet of entitlement that we expect to complete in 2020.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements,

DISCLOSURES	SEPTEMBER 30, 2020

financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Cautionary Statement Concerning Forward-Looking Statements in the Company’s Annual Report on Form 10 K for the year ended December 31, 2019 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH Properties ("JBG SMITH") was organized as a Maryland real estate investment trust ("REIT") for the purpose of receiving, via the spin-off on July 17, 2017 (the "Separation"), substantially all of the assets and liabilities of Vornado Realty Trust’s Washington, D.C. segment. On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies ("JBG") (the "Combination"). The Separation and the Combination are collectively referred to as the "Formation Transaction."

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package “at JBG SMITH Share,” which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, “real estate ventures”) as applied to these financial measures and metrics. Financial information “at JBG SMITH Share” is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset’s financial information. “At JBG SMITH Share” information, which we also refer to as being “at share,” “our pro rata share” or “our share,” is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers’ share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers’ interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP “at JBG SMITH Share” financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Definitions

See pages 53-57 for definitions of terms used in this Investor Package.

Information herein with respect to the proposed transactions with Amazon is based on executed leases and purchase and sale agreements between us and Amazon. Closing under these agreements is subject to customary closing conditions.

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

DISCLOSURES	SEPTEMBER 30, 2020

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Adjusted Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Adjusted Consolidated and Unconsolidated Indebtedness
●	Net Debt
●	Pro Rata Adjusted General and Administrative Expenses

COMPANY PROFILE	SEPTEMBER 30, 2020 (Unaudited)

Company Profile

Company Overview

JBG SMITH is real estate investment trust that owns, operates, invests in and develops a dynamic portfolio of high-growth mixed-use properties in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Capital region, including National Landing where it serves as the exclusive developer for Amazon’s new headquarters. Our portfolio reflects our longstanding strategy of owning and operating assets within the Metro-served submarkets in the Washington, DC metropolitan area that have high barriers to entry and key urban amenities, including being within walking distance of a Metro station. Our revenues are derived primarily from leases with commercial and multifamily tenants, including fixed rents and reimbursements from tenants for certain expenses such as real estate taxes, property operating expenses, and repairs and maintenance. In addition to our portfolio, we have a third-party asset management and real estate services business that provides fee-based real estate services to third parties, our real estate ventures and the legacy funds formerly organized by JBG ("JBG Legacy Funds").

Q3 2020 Financial Results

◾	Net loss attributable to common shareholders was $22.8 million, or $0.18 per diluted share.
◾	FFO attributable to common shareholders was $32.4 million, or $0.24 per diluted share.
◾	Core FFO attributable to common shareholders was $40.2 million, or $0.30 per diluted share.

Q3 2020 to Q2 2020 Comparison

Below are the key highlights regarding quarter-over-quarter changes in the JBG SMITH portfolio.

Operating Assets

◾	Annualized NOI for the operating portfolio for the three months ended September 30, 2020 was $291.1 million, compared to $307.0 million for the three months ended June 30, 2020, at our share.
◾	The operating commercial portfolio was 88.4% leased and 85.3% occupied as of September 30, 2020, compared to 90.4% and 88.1% as of June 30, 2020, at our share.
◾	The operating multifamily portfolio was 83.0% leased and 76.6% occupied as of September 30, 2020, compared to 85.8% and 82.3% as of June 30, 2020, at our share. These decreases were due in part to the movement of The Wren (formerly referred to as 965 Florida Avenue) into our recently delivered operating multifamily portfolio during the quarter. The in-service operating multifamily portfolio was 92.8% leased and 88.1% occupied as of September 30, 2020, compared to 93.3% leased and 90.2% occupied as of June 30, 2020.
◾	Same store NOI at our share decreased 4.4% to $72.0 million for the three months ended September 30, 2020, compared to $75.4 million for the three months ended September 30, 2019. The decrease in same store NOI for the three months ended September 30, 2020 was substantially all attributable to the COVID-19 pandemic, including (i) lower occupancy, higher concessions, lower rents, higher operating costs, and an increase in uncollectable operating lease receivables at our multifamily properties, (ii) rent deferrals and a decline in parking revenue at our commercial properties, and (iii) lower occupancy at the Crystal City Marriott. The decline was partially offset by the burn-off of rent abatement across our commercial portfolio, which led to same store NOI growth for the same store pool of commercial assets. The reported same store pools as of September 30, 2020 include only the assets that were in-service for the entirety of both periods being compared. See page 56 for the definition of same store.
◾	During the third quarter, NOI for our operating portfolio decreased 7.6% to $72.3 million, and Adjusted EBITDA decreased 20.7% to $65.4 million as compared to the third quarter of 2019. NOI was negatively impacted by $14.8 million associated with the COVID-19 pandemic, comprising $5.1 million of reserves and rent deferrals for office and retail tenants, a $4.9 million decline in NOI in our same store multifamily assets, a $3.9 million decline in parking revenue, and a $0.9 million decline in NOI from the Crystal City Marriott. While the COVID-19 pandemic has impacted these income streams in the short term, we expect these revenues to recover post pandemic. Adjusted EBITDA was negatively impacted by $22.1 million, including the $14.8 million decline in NOI noted above and $0.9 million of straight-line rent reserves both associated with the COVID-19 pandemic, and a $6.4 million decline in Third-Party Asset Management and Real Estate Services fees, primarily related to decreases in development fees due to changes in the timing of projects and a decrease in management fees from the sale of JBG Legacy Fund assets. The $5.1 million of reserves and rent deferrals for office and retail tenants that impacted NOI include (i) $1.3 million of rent deferrals, (ii) $2.3 million of rent deferrals from expected lease modifications, and (iii) $1.5 million of other reserves.

COMPANY PROFILE	SEPTEMBER 30, 2020 (Unaudited)

Company Overview

During the third quarter, we entered into rent deferral agreements with tenants totaling $1.3 million. Additionally, we recognized $2.3 million of credit losses for rent deferral agreements that are in negotiation. Our financial results in future periods will not be negatively impacted by the collectability of deferred rents from these tenants because we have fully written off the receivable balances. No revenue related to these executed or pending rent deferrals is included in our third quarter NOI, Adjusted EBITDA or Core FFO.

THIRD QUARTER 2020 RENT COLLECTION
	OFFICE	RESIDENTIAL	RETAIL
% of Rent Collected (1)	99.4%	98.5%	63.1%
Variance to Average 2019 Rent Collected	(0.3%)	(1.4%)	(35.3%)
$ Paid / $ Unpaid	$92.3M / $0.6M	$29.3M / $0.4M	$6.2M / $3.6M

(1)	Excludes $0.7 million of deferred and abated rents, consisting of $0.6 million for office tenants and $0.1 million for retail tenants. Including these deferred rents and abatements, our rent collections for the third quarter of 2020 would have been 98.7% for office tenants and 62.2% for retail tenants. Our rent collections for October kept pace with our third quarter rent collections.

Under-Construction

◾	As of September 30, 2020, there were two assets under construction (one commercial asset and one multifamily asset), consisting of approximately 274,000 square feet and 161 units, both at our share.

Near-Term Development Pipeline

◾	During the third quarter, we modified our definition of Near-Term Development Pipeline to include select assets that could commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.
◾	As of September 30, 2020, there were 10 near-term development assets consisting of 5.6 million square feet of estimated potential development density.

Future Development Pipeline

◾	As of September 30, 2020, there were 28 future development assets consisting of 11.5 million square feet of estimated potential development density at our share, including the 2.1 million square feet held for sale to Amazon.

Investing and Financing Activities

◾	Closed on three separate mortgage loans with an aggregate principal balance of $385.0 million, collateralized by The Bartlett, 1221 Van Street and 220 20th Street.
◾	Repaid $500.0 million outstanding on our revolving credit facility.
◾	Repurchased and retired 1.4 million common shares for $38.4 million, an average purchase price of $26.64 per share.
◾	Invested $25.3 million to acquire between 30 and 40 megahertz of 5G wireless spectrum licenses across National Landing.

Subsequent to September 30, 2020:

◾	Transferred our interest in the venture that owns The Marriott Wardman Park hotel to our venture partner.

COMPANY PROFILE	SEPTEMBER 30, 2020 (Unaudited)

Executive Officers		Company Snapshot as of September 30, 2020

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
David P. Paul	President and Chief Operating Officer	Indicated annual dividend per share	$0.90
Stephen W. Theriot	Chief Financial Officer	Dividend yield	3.4%
Kevin P. Reynolds	Chief Development Officer
Steven A. Museles	Chief Legal Officer	Total Enterprise Value (dollars in billions, except share price)
M. Moina Banerjee	Executive Vice President, Head of Capital Markets	Common share price	$26.74
		Common shares and common limited partnership units ("OP Units") outstanding (in millions)	146.49
		Total market capitalization	$3.92
		Total consolidated and unconsolidated indebtedness at JBG SMITH share	2.48
		Less: cash and cash equivalents at JBG SMITH share	(0.47)
		Net debt	$2.01
		Total Enterprise Value	$5.93

		Net Debt / Total Enterprise Value	33.9%

FINANCIAL HIGHLIGHTS	SEPTEMBER 30, 2020 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended		Nine Months Ended
	September 30, 2020		September 30, 2020

Summary Financial Results
Total revenue	$151,035		$454,094
Net income (loss) attributable to common shareholders	$(22,793)		$(16,648)
Per diluted common share	$(0.18)		$(0.14)
Operating portfolio NOI	$72,349		$230,815
FFO (1)	$36,345		$104,217
Per OP Unit	$0.24		$0.69
Core FFO (1)	$45,060		$141,860
Per OP Unit	$0.30		$0.94
FAD (1)	$35,732		$123,693
FAD payout ratio	94.4%		82.2%
EBITDA (1)	$57,856		$212,941
EBITDAre (1)	$57,856		$162,938
Adjusted EBITDA (1)	$65,398		$197,087
Net debt / total enterprise value	33.9%		33.9%
Net debt to annualized adjusted EBITDA	7.7	x	7.6	x

	September 30, 2020

Debt Summary and Key Ratios (at JBG SMITH Share)
Total consolidated indebtedness (2)	$2,081,456
Total consolidated and unconsolidated indebtedness (2) (3)	$2,474,854
Weighted average interest rates:
Variable rate debt	2.12%
Fixed rate debt	3.88%
Total debt	3.18%
Cash and cash equivalents	$465,532

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Net of premium/discount and deferred financing costs.
(3)	Excludes information related to the venture that owns The Marriott Wardman Park hotel as of September 30, 2020 as we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in the related venture to our venture partner.

FINANCIAL HIGHLIGHTS – TRENDS	SEPTEMBER 30, 2020 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH share	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Commercial NOI	$56,897	$56,594	$62,112	$61,999	$57,840
Multifamily NOI	15,452	19,081	21,251	20,601	20,436
Operating portfolio NOI	$72,349	$75,675	$83,363	$82,600	$78,276
Total annualized NOI	$291,119	$306,984	$334,594	$328,207	$313,224

Net income (loss) attributable to common shareholders	$(22,793)	$(36,780)	$42,925	$34,390	$9,360
Per diluted common share	$(0.18)	$(0.28)	$0.32	$0.25	$0.06
FFO (1)	$36,345	$26,627	$41,245	$34,228	$51,321
Per OP Unit	$0.24	$0.18	$0.27	$0.23	$0.34
Core FFO (1)	$45,060	$38,269	$58,531	$59,362	$66,053
Per OP Unit	$0.30	$0.26	$0.39	$0.39	$0.44
FAD (1) (2)	$35,732	$36,132	$51,829	$28,790	$46,232
FAD payout ratio	94.4%	94.0%	65.6%	118.1%	73.6%
EBITDA (1)	$57,856	$37,921	$117,164	$109,962	$77,073
EBITDAre (1)	$57,856	$47,395	$57,687	$52,092	$68,985
Adjusted EBITDA (1)	$65,398	$58,127	$73,562	$77,582	$82,419
Net debt / total enterprise value (3)	33.9%	30.2%	27.8%	22.5%	22.9%
Net debt to annualized adjusted EBITDA	7.7	x	8.1x	6.2x	5.8x	5.3x

Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019

Number of Operating Assets
Commercial	43	43	44	44	45
Multifamily	21	20	20	18	16
Total	64	63	64	62	61

Operating Portfolio % Leased
Commercial (4)	88.4%	90.4%	91.0%	91.4%	90.2%
Multifamily (5)	83.0%	85.8%	87.0%	89.5%	96.5%
Weighted Average	86.7%	89.0%	89.8%	90.8%	91.9%

Operating Portfolio % Occupied (6)
Commercial (4)	85.3%	88.1%	88.7%	88.2%	86.8%
Multifamily (5)	76.6%	82.3%	84.5%	87.2%	94.9%
Weighted Average	82.5%	86.3%	87.5%	87.9%	89.0%

See footnotes on page 11.

FINANCIAL HIGHLIGHTS – TRENDS	SEPTEMBER 30, 2020 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Q4 2019 was impacted by increases in recurring capital expenditures, which is consistent with historical seasonality trends.
(3)	Q4 2019 was calculated using closing share price as of February 21, 2020.
(4)	Crystal City Marriott and 1700 M Street are excluded from the percent leased and the percent occupied metrics.
(5)	Includes recently delivered assets. In-service assets were 92.8% leased and 88.1% occupied as of Q3 2020, 93.3% leased and 90.2% occupied as of Q2 2020, 95.2% leased and 93.4% occupied as of Q1 2020, and 95.1% leased and 93.3% occupied as of Q4 2019.
(6)	Percent occupied excludes occupied retail square feet.

PORTFOLIO OVERVIEW	SEPTEMBER 30, 2020 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized
							Rent per
						Annualized	Square Foot/
	Number of	Square Feet/	Square Feet/	%		Rent	Monthly Rent	Annualized NOI
	Assets	Units	Units	Leased	% Occupied	(in thousands)	Per Unit (1)	(in thousands)

Operating
Commercial (2)
In-service	41	12,715,069	10,738,620	88.6%	85.6%	$404,690	$45.53	$232,307
Recently delivered	2	569,424	448,358	84.0%	78.7%	22,961	63.86	(2,996)
Total / weighted average	43	13,284,493	11,186,978	88.4%	85.3%	$427,651	$46.26	$229,311
Multifamily
In-service	17	6,646	4,862	92.8%	88.1%	$117,927	$2,158	$63,840
Recently delivered	4	1,154	1,137	39.1%	27.4%	12,045	2,342	(2,032)
Total / weighted average	21	7,800	5,999	83.0%	76.6%	$129,972	$2,171	$61,808

Operating - In-Service	58	12,715,069 SF/ 6,646 Units	10,738,620 SF/ 4,862 Units	89.8%	86.3%	$522,617	$45.53 per SF/ $2,158 per unit	$296,147

Operating - Recently Delivered	6	569,424 SF/ 1,154 Units	448,358 SF/ 1,137 Units	53.7%	44.9%	$35,006	$63.86 per SF/ $2,342 per unit	$(5,028)

Operating - Total / Weighted Average	64	13,284,493 SF/ 7,800 Units	11,186,978 SF/ 5,999 Units	86.7%	82.5%	$557,623	$46.26 per SF/ $2,171 per unit	$291,119

Development (3)
Under-Construction
Commercial	1	273,897	273,897	98.3%
Multifamily	1	322	161	N/A

Development - Total	2	273,897 SF/ 322 Units	273,897 SF/ 161 Units	98.3%

Near-Term Development	10	5,637,600	5,637,600

Future Development	28	14,227,500	11,456,500

(1)	For commercial assets, represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Crystal City Marriott and 1700 M Street are excluded from annualized rent per square foot metrics. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.
(2)	Crystal City Marriott and 1700 M Street are excluded from percent leased, percent occupied, annualized rent, and annualized rent per square foot metrics.
(3)	Refer to pages 43-45 for detail on Under-Construction assets, and Near-Term Development and Future Development Pipelines.

CONDENSED CONSOLIDATED BALANCE SHEETS	SEPTEMBER 30, 2020 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	September 30, 2020	December 31, 2019

ASSETS
Real estate, at cost:
Land and improvements	$1,314,106	$1,240,455
Buildings and improvements	4,225,616	3,880,973
Construction in progress, including land	400,933	654,091
	5,940,655	5,775,519
Less accumulated depreciation	(1,227,027)	(1,119,571)
Real estate, net	4,713,628	4,655,948
Cash and cash equivalents	455,111	126,413
Restricted cash	37,602	16,103
Tenant and other receivables, net	47,460	52,941
Deferred rent receivable	184,394	169,721
Investments in unconsolidated real estate ventures	463,026	543,026
Other assets, net	302,014	253,687
Assets held for sale	74,089	168,412
TOTAL ASSETS	$6,277,324	$5,986,251

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,690,723	$1,125,777
Revolving credit facility	—	200,000
Unsecured term loans, net	397,808	297,295
Accounts payable and accrued expenses	111,440	157,702
Other liabilities, net	216,494	206,042
Total liabilities	2,416,465	1,986,816
Commitments and contingencies
Redeemable noncontrolling interests	490,921	612,758
Total equity	3,369,938	3,386,677
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,277,324	$5,986,251

Note: For complete financial statements, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	SEPTEMBER 30, 2020 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUE
Property rental	$118,680	$123,963	$354,519	$365,702
Third-party real estate services, including reimbursements	26,987	34,587	83,870	91,765
Other revenue	5,368	8,527	15,705	25,426
Total revenue	151,035	167,077	454,094	482,893
EXPENSES
Depreciation and amortization	56,481	46,862	157,586	141,576
Property operating	37,572	35,800	105,867	100,087
Real estate taxes	17,354	16,740	53,422	52,241
General and administrative:
Corporate and other	11,086	11,015	37,478	34,888
Third-party real estate services	28,207	29,809	86,260	86,585
Share-based compensation related to Formation Transaction and special equity awards	7,133	9,549	25,432	30,203
Transaction and other costs	845	2,059	7,526	9,928
Total expenses	158,678	151,834	473,571	455,508
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	(965)	(1,144)	(17,142)	647
Interest and other income (loss), net	—	(640)	1,021	2,363
Interest expense	(16,885)	(10,583)	(44,660)	(40,864)
Gain on sale of real estate	—	8,088	59,477	47,121
Loss on extinguishment of debt	—	—	(33)	(1,889)
Total other income (expense)	(17,850)	(4,279)	(1,337)	7,378
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	(25,493)	10,964	(20,814)	34,763
Income tax (expense) benefit	488	(432)	3,721	689
NET INCOME (LOSS)	(25,005)	10,532	(17,093)	35,452
Net (income) loss attributable to redeemable noncontrolling interests	2,212	(1,172)	445	(4,271)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(22,793)	$9,360	$(16,648)	$31,181
EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.18)	$0.06	$(0.14)	$0.23
Diluted	$(0.18)	$0.06	$(0.14)	$0.23
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	133,620	134,127	133,924	129,527
Diluted	133,620	134,127	133,924	129,527

Note: For complete financial statements, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2020 (Unaudited)

nconsolidated Real Estate Ventures

in thousands, at JBG SMITH share
BALANCE SHEET INFORMATION (1)	September 30, 2020

Total real estate, at cost	$840,539
Less accumulated depreciation	(54,877)
Real estate, net	785,662
Cash and cash equivalents	10,442
Other assets, net	89,326
Total assets	$885,430
Borrowings, net	$393,398
Other liabilities, net	47,230
Total liabilities	$440,628

	Three Months Ended	Nine Months Ended
OPERATING INFORMATION (1)	September 30, 2020	September 30, 2020
Total revenue	$15,794	$51,717
Expenses:
Depreciation and amortization	7,339	21,686
Property operating	5,075	21,440
Real estate taxes	2,267	7,108
Total expenses	14,681	50,234
Other income (expense):
Interest expense	(2,636)	(9,787)
Loss on the sale of real estate	—	(2,952)
Interest and other income, net	—	88

Net loss	$(1,523)	$(11,168)
Earnings and distributions in excess of our investment in unconsolidated real estate venture	293	164
Impairment of investment in unconsolidated real estate venture (2)	—	(6,522)
Other	265	384
Loss from unconsolidated real estate ventures, net	$(965)	$(17,142)

(1)	Excludes information related to the venture that owns The Marriott Wardman Park hotel as of September 30, 2020 as we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in the related venture to our venture partner.
(2)	During the second quarter of 2020, we determined that our investment in the venture that owns The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment charge of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our venture partner.

OTHER TANGIBLE ASSETS AND LIABILITIES	SEPTEMBER 30, 2020 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH share	September 30, 2020

Other Tangible Assets, Net (1) (2) (3)
Restricted cash	$38,771
Tenant and other receivables, net	51,094
Other assets, net	62,637
Total Other Tangible Assets, Net	$152,502

Other Tangible Liabilities, Net (2) (3) (4)
Accounts payable and accrued liabilities	$127,583
Other liabilities, net	171,806
Total Other Tangible Liabilities, Net	$299,389

(1)	Excludes cash and cash equivalents.
(2)	Excludes assets held for sale and liabilities related to assets held for sale.
(3)	Excludes information related to the venture that owns The Marriott Wardman Park hotel as of September 30, 2020 as we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in the related venture to our venture partner.
(4)	Excludes debt.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(25,005)		$10,532		$(17,093)		$35,452
Depreciation and amortization expense	56,481		46,862		157,586		141,576
Interest expense (1)	16,885		10,583		44,660		40,864
Income tax expense (benefit)	(488)		432		(3,721)		(689)
Unconsolidated real estate ventures allocated share of above adjustments	9,987		8,664		31,516		26,827
EBITDA attributable to noncontrolling interests in consolidated real estate ventures	(4)		—		(7)		(5)
EBITDA	$57,856		$77,073		$212,941		$244,025
Gain on sale of real estate	—		(8,088)		(59,477)		(47,121)
(Gain) loss on sale of unconsolidated real estate assets	—		—		2,952		(335)
Impairment of investment in unconsolidated real estate venture (2)	—		—		6,522		—
EBITDAre	$57,856		$68,985		$162,938		$196,569
Transaction and other costs (3)	845		2,059		7,526		9,928
Loss on extinguishment of debt	—		—		33		1,889
Share-based compensation related to Formation Transaction and special equity awards	7,133		9,549		25,432		30,203
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture (4)	(436)		(165)		(307)		(6,838)
Lease liability adjustments	—		1,991		—		1,991
Unconsolidated real estate ventures allocated share of above adjustments	—		—		1,465		—

Adjusted EBITDA	$65,398		$82,419		$197,087		$233,742

Net Debt to Annualized Adjusted EBITDA (5)	7.7	x	5.3	x	7.6	x	5.6	x

					September 30, 2020		September 30, 2019
Net Debt (at JBG SMITH Share) (6)
Consolidated indebtedness (7)					$2,081,456		$1,652,303
Unconsolidated indebtedness (7)					393,398		322,692
Total consolidated and unconsolidated indebtedness					2,474,854		1,974,995
Less: cash and cash equivalents					465,532		237,288
Net Debt (at JBG SMITH Share)					$2,009,322		$1,737,707

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.
(2)	During the second quarter of 2020, we determined that our investment in the venture that owns The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment charge of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our venture partner.
(3)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the nine months ended September 30, 2020, includes a charitable commitment to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington DC metropolitan region.
(4)	During the nine months ended September 30, 2019, we received distributions of $6.4 million from 1101 17th Street.
(5)	Adjusted EBITDA for the nine months ended September 30, 2020 and 2019 is annualized by multiplying by 1.33 calculated using Net Debt below.
(6)	Excludes information related to the venture that owns The Marriott Wardman Park hotel as of September 30, 2020 as we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in the related venture to our venture partner.
(7)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(22,793)	$9,360	$(16,648)	$31,181
Net income (loss) attributable to redeemable noncontrolling interests	(2,212)	1,172	(445)	4,271
Net income (loss)	(25,005)	10,532	(17,093)	35,452
Gain on sale of real estate	—	(8,088)	(59,477)	(47,121)
(Gain) loss on sale from unconsolidated real estate ventures	—	—	2,952	(335)
Real estate depreciation and amortization	54,004	44,164	149,590	133,507
Impairment of investment in unconsolidated real estate venture (1)	—	—	6,522	—
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	7,350	4,713	21,730	14,170
FFO attributable to noncontrolling interests in consolidated real estate ventures	(4)	—	(7)	(5)
FFO Attributable to OP Units	$36,345	$51,321	$104,217	$135,668
FFO attributable to redeemable noncontrolling interests	(3,945)	(5,705)	(11,353)	(15,502)
FFO attributable to common shareholders	$32,400	$45,616	$92,864	$120,166

FFO attributable to OP Units	$36,345	$51,321	$104,217	$135,668
Transaction and other costs, net of tax (2)	798	1,941	7,176	9,414
(Gain) loss from mark-to-market on derivative instruments	203	2	173	50
Loss on extinguishment of debt	—	—	33	1,889
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture (3)	(436)	(165)	(307)	(6,838)
Share-based compensation related to Formation Transaction and special equity awards	7,133	9,549	25,432	30,203
Lease liability adjustments	—	1,991	—	1,991
Amortization of management contracts intangible, net of tax	1,072	1,287	3,288	3,862
Unconsolidated real estate ventures allocated share of above adjustments	(55)	127	1,848	1,507
Core FFO Attributable to OP Units	$45,060	$66,053	$141,860	$177,746
Core FFO attributable to redeemable noncontrolling interests	(4,891)	(7,342)	(15,457)	(20,297)
Core FFO attributable to common shareholders	$40,169	$58,711	$126,403	$157,449
FFO per common share - diluted	$0.24	0.34	$0.69	0.93
Core FFO per common share - diluted	$0.30	0.44	$0.94	1.22
Weighted average shares - diluted (FFO and Core FFO)	133,880	134,127	134,224	129,527
FAD
Core FFO attributable to OP Units	$45,060	$66,053	$141,860	$177,746
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (4)	(11,395)	(14,872)	(34,089)	(57,245)
Straight-line and other rent adjustments (5)	(4,935)	(10,348)	(9,898)	(25,895)
Third-party lease liability assumption payments	(784)	(1,413)	(3,024)	(3,732)
Share-based compensation expense	7,642	6,129	27,129	17,153
Amortization of debt issuance costs	829	701	2,124	2,546
Unconsolidated real estate ventures allocated share of above adjustments	(1,687)	(943)	(3,880)	(2,434)
Non-real estate depreciation and amortization	1,002	925	3,471	2,753
FAD available to OP Units (A)	$35,732	$46,232	$123,693	$110,892
Distributions to common shareholders and unitholders (6) (B)	$33,743	$34,006	$101,724	$99,296
FAD Payout Ratio (B÷A) (7)	94.4%	73.6%	82.2%	89.5%

See footnotes on page 19.

FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Capital Expenditures
Maintenance and recurring capital expenditures	$3,096	$7,000	$12,195	$19,747
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	327	439	836	779
Second-generation tenant improvements and leasing commissions	6,779	6,713	19,335	35,225
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	1,193	720	1,723	1,494
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	11,395	14,872	34,089	57,245
Non-recurring capital expenditures	4,840	8,365	17,267	20,557
Share of non-recurring capital expenditures from unconsolidated real estate ventures	54	84	394	114
First-generation tenant improvements and leasing commissions	4,033	6,501	27,733	31,694
Share of first-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	674	507	1,661	1,159
Non-recurring capital expenditures	9,601	15,457	47,055	53,524
Total JBG SMITH Share of Capital Expenditures	$20,996	$30,329	$81,144	$110,769

(1)	During the second quarter of 2020, we determined that our investment in the venture that owns The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment charge of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our venture partner.
(2)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the nine months ended September 30, 2020, includes a charitable commitment to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington DC metropolitan region.
(3)	During the nine months ended September 30, 2019, we received distributions of $6.4 million from 1101 17th Street.
(4)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(5)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(6)	The distribution for the nine months ended September 30, 2019 excludes a special dividend of $0.10 per common share that was paid in January 2019.
(7)	The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH share	Three Months Ended September 30, 2020
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,626	$1,095	$525	$4,246
Asset management fees	—	528	1,692	2,220
Development fees	2,407	72	134	2,613
Leasing fees	909	125	53	1,087
Construction management fees	362	172	49	583
Other service revenue	1,187	488	112	1,787
Total Revenue (2)	$7,491	$2,480	$2,565	$12,536
Pro Rata adjusted general and administrative expense: third-party real estate services (3)				(13,403)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$(867)

(1)	Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in “Third-party real estate services, including reimbursements” in our consolidated statement of operations are $13.7 million of reimbursement revenue and $0.7 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners’ respective economic interests to the total general and administrative expenses allocated to each asset. See "pro rata adjusted general and administrative expenses" on the next page for a reconciliation of "G&A: third-party real estate services" to "Pro Rata adjusted general and administrative expense: third-party real estate services."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure for its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by the Company and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended September 30, 2020
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$11,086	$—	$—	$1,092	$12,178
Third-party real estate services	28,207	—	(13,708)	(1,092)	13,407
Share-based compensation related to Formation Transaction and special equity awards	7,133	(7,133)	—	—	—

Total	$46,426	$(7,133)	$(13,708)	$—	$25,585

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $13.7 million of G&A expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 20. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of G&A expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners’ share of G&A expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	SEPTEMBER 30, 2020 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH share				Plus: Signed	Plus: Lease Up
		Q3 2020		But Not Yet	of Recently	Adjusted
		Operating	Annualized	Commenced	Delivered	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Assets (1)	NOI

Commercial (2)
DC	88.1%	$12,089	$48,356	$3,224	$4,364	$55,944
VA	84.7%	43,476	175,627	19,852	36	195,515
MD	84.3%	1,332	5,328	—	15,344	20,672
Total / weighted average	85.3%	$56,897	$229,311	$23,076	$19,744	$272,131

Multifamily
DC	60.8%	$4,669	$18,676	$672	$19,691	$39,039
VA	87.8%	9,376	37,504	—	—	37,504
MD	94.7%	1,407	5,628	—	—	5,628
Total / weighted average	76.6%	$15,452	$61,808	$672	$19,691	$82,171

Total / Weighted Average	82.5%	$72,349	$291,119	$23,748	$39,435	$354,302

(1)	Incremental revenue from commercial assets represents the burn off of free rent and is calculated as free rent incurred at assets in their initial lease up for the three months ended September 30, 2020 multiplied by four. Incremental multifamily revenue of a recently delivered multifamily asset calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly market rent per unit as of September 30, 2020, multiplied by 12. Excludes potential revenue from vacant retail space in recently delivered multifamily assets and 900 W Street.
(2)	Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Summary & Same Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended September 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2020	2019	% Change
Same Store (2)
DC	15	2,525,465 SF/ 1,832 Units	1,813,007 SF/ 1,148 Units	92.0%	89.7%	$15,980	$20,237	(21.0)%
VA	33	9,453,190 SF/ 3,202 Units	8,298,970 SF/ 2,891 Units	89.3%	85.4%	52,697	51,191	2.9%
MD	7	480,597 SF/ 1,287 Units	480,597 SF/ 498 Units	87.9%	87.0%	3,369	3,970	(15.1)%
Total / weighted average	55	12,459,252 SF/ 6,321 Units	10,592,574 SF/ 4,537 Units	89.8%	86.3%	$72,046	$75,398	(4.4)%

Non-Same Store (3)
DC	7	484,253 SF/ 1,479 Units	253,416 SF/ 1,462 Units	55.8%	46.0%	$778	$(880)	(188.4)%
VA	1	40,599 SF	40,599 SF	100.0%	100.0%	155	2,749	(94.4)%
MD	1	300,389 SF	300,389 SF	88.8%	90.5%	(630)	162	(488.9)%
Total / weighted average	9	825,241 SF/ 1,479 Units	594,404 SF/ 1,462 Units	62.3%	55.0%	$303	$2,031	(85.1)%

Total Operating Portfolio
DC	22	3,009,718 SF/ 3,311 Units	2,066,423 SF/ 2,610 Units	79.8%	74.5%	$16,758	$19,357	(13.4)%
VA	34	9,493,789 SF/ 3,202 Units	8,339,569 SF/ 2,891 Units	89.3%	85.4%	52,852	53,940	(2.0)%
MD	8	780,986 SF/ 1,287 Units	780,986 SF/ 498 Units	88.1%	87.8%	2,739	4,132	(33.7)%
Operating Portfolio - Total / Weighted Average	64	13,284,493 SF/ 7,800 Units	11,186,978 SF/ 5,999 Units	86.7%	82.5%	$72,349	$77,429	(6.6)%

(1)	Crystal City Marriott and 1700 M Street are excluded from the percent leased and percent occupied metrics.
(2)	Same store refers to the pool of assets that were in-service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. Same Store NOI for the three months ended September 30, 2020 was negatively impacted by $14.4 million associated with the COVID-19 pandemic compared to the third quarter of 2019, comprising $4.6 million of reserves and rent deferrals for office and retail tenants, a $4.9 million decline in NOI for our same store multifamily assets, a $4.0 million decline in parking revenue and a $0.9 million decline in NOI from the Crystal City Marriott. The $4.6 million of reserves and rent deferrals for office and retail tenants include (i) $1.3 million of rent deferrals, (ii) $2.1 million of rent deferrals from expected lease modifications, and (iii) $1.2 million of other reserves. Same Store NOI for the nine months ended September 30, 2020 was negatively impacted by $27.4 million associated with the COVID-19 pandemic compared to the nine months ended September 30, 2019, comprising $12.3 million of reserves and rent deferrals for office and retail tenants, a $4.9 million decline in NOI for our same store multifamily assets, a $8.2 million decline in parking revenue and a $2.0 million decline in NOI from the Crystal City Marriott. The $12.3 million of reserves and rent deferrals for office and retail tenants include (i) $2.7 million of rent deferrals, (ii) $4.5 million of rent deferrals from expected lease modifications, (iii) $2.3 million related to the bankruptcy filing by Parking Management Inc. and (iv) $2.8 million of other reserves.
(3)	The decrease in non-same store NOI is primarily attributable to lost income from disposed assets.

SUMMARY & SAME STORE NOI (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Nine Months Ended September 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2020	2019	% Change
Same Store (2)
DC	14	2,525,465 SF/ 1,541 Units	1,813,007 SF/ 857 Units	91.9%	89.7%	$49,272	$54,125	(9.0)%
VA	32	9,247,004 SF/ 3,202 Units	8,092,784 SF/ 2,891 Units	89.1%	85.1%	159,235	157,821	0.9%
MD	7	480,597 SF/ 1,287 Units	480,597 SF/ 498 Units	87.9%	87.0%	11,619	11,959	(2.8)%
Total / weighted average	53	12,253,066 SF/ 6,030 Units	10,386,388 SF/ 4,246 Units	89.5%	86.1%	$220,126	$223,905	(1.7)%

Non-Same Store (3)
DC	8	484,253 SF/ 1,770 Units	253,416 SF/ 1,753 Units	60.9%	51.7%	$7,329	$3,171	131.1%
VA	2	246,785 SF	246,785 SF	99.3%	100.0%	5,074	9,044	(43.9)%
MD	1	300,389 SF	300,389 SF	88.8%	90.5%	(1,714)	303	(665.7)%
Total / weighted average	11	1,031,427 SF/ 1,770 Units	800,590 SF/ 1,753 Units	68.9%	62.6%	$10,689	$12,518	(14.6)%

Total Operating Portfolio
DC	22	3,009,718 SF/ 3,311 Units	2,066,423 SF/ 2,610 Units	79.8%	74.5%	$56,601	$57,296	(1.2)%
VA	34	9,493,789 SF/ 3,202 Units	8,339,569 SF/ 2,891 Units	89.3%	85.4%	164,309	166,865	(1.5)%
MD	8	780,986 SF/ 1,287 Units	780,986 SF/ 498 Units	88.1%	87.8%	9,905	12,262	(19.2)%
Operating Portfolio - Total / Weighted Average	64	13,284,493 SF/ 7,800 Units	11,186,978 SF/ 5,999 Units	86.7%	82.5%	$230,815	$236,423	(2.4)%

See footnotes on page 23.

SUMMARY NOI (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended September 30, 2020 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Total
Number of operating assets	46	18	43	21	64
Property rental (1)	$105,230	$13,313	$87,984	$30,559	$118,543
Tenant expense reimbursement	6,912	778	6,710	980	7,690
Other revenue	5,993	(661)	3,644	1,688	5,332
Total revenue	118,135	13,430	98,338	33,227	131,565

Operating expenses	(52,084)	(6,252)	(40,571)	(17,765)	(58,336)
Ground rent expense	(832)	(48)	(870)	(10)	(880)
Total expenses	(52,916)	(6,300)	(41,441)	(17,775)	(59,216)

Operating Portfolio NOI (1)	$65,219	$7,130	$56,897	$15,452	$72,349

Annualized NOI	$262,599	$28,520	$229,311	$61,808	$291,119
Additional Information
Free rent (at 100% share)	$8,375	$3,018	$10,210	$1,183	$11,393
Free rent (at JBG SMITH share)	$8,375	$1,413	$8,767	$1,021	$9,788
Annualized free rent (at JBG SMITH share) (2)	$33,500	$5,652	$35,068	$4,084	$39,152
Payments associated with assumed lease liabilities (at 100% share)	$784	$—	$784	$—	$784
Payments associated with assumed lease liabilities (at JBG SMITH share)	$784	$—	$784	$—	$784
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) (3)	$3,136	$—	$3,136	$—	$3,136
% occupied (at JBG SMITH share) (4)	82.1%	87.3%	85.3%	76.6%	82.5%
Annualized base rent of signed leases, not commenced (at 100% share) (5)	$20,332	$6,364	$26,024	$672	$26,696
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (5)	$20,332	$3,416	$23,076	$672	$23,748

(1)	Property rental revenue excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $4.4 million of related party management fees at JBG SMITH’s share. During the third quarter, NOI was negatively impacted by $14.8 million associated with the COVID-19 pandemic, comprising $5.1 million of reserves and rent deferrals for office and retail tenants, a $4.9 million decline in NOI for our same store multifamily assets, a $3.9 million decline in parking revenue, and a $0.9 million decline in NOI from the Crystal City Marriott. The $5.1 million of reserves and rent deferrals for office and retail tenants include (i) $1.3 million of rent deferrals, (ii) $2.3 million of rent deferrals from expected lease modifications and (iii) $1.5 million of other reserves. See definition of NOI on page 55.
(2)	Represents JBG SMITH’s share of free rent for the three months ended September 30, 2020 multiplied by four.
(3)	Represents JBG SMITH’s share of payments associated with assumed lease liabilities for the three months ended September 30, 2020 multiplied by four.
(4)	Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.
(5)	Represents monthly base rent before free rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of September 30, 2020.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Summary NOI - Commercial

dollars in thousands	NOI for the Three Months Ended September 30, 2020 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	31	12	11	29	3	43
Property rental (1)	$76,737	$11,247	$19,627	$64,379	$3,978	$87,984
Tenant expense reimbursement	5,974	736	2,866	3,689	155	6,710
Other revenue	4,265	(621)	(501)	3,955	190	3,644
Total revenue	86,976	11,362	21,992	72,023	4,323	98,338

Operating expenses	(35,319)	(5,252)	(9,865)	(27,948)	(2,758)	(40,571)
Ground rent expense	(832)	(38)	(38)	(599)	(233)	(870)
Total expenses	(36,151)	(5,290)	(9,903)	(28,547)	(2,991)	(41,441)

Operating Portfolio NOI (1)	$50,825	$6,072	$12,089	$43,476	$1,332	$56,897

Annualized NOI	$205,023	$24,288	$48,356	$175,627	$5,328	$229,311
Additional Information
Free rent (at 100% share)	$7,426	$2,784	$3,365	$2,608	$4,237	$10,210
Free rent (at JBG SMITH share)	$7,426	$1,341	$2,014	$2,516	$4,237	$8,767
Annualized free rent (at JBG SMITH share) (2)	$29,704	$5,364	$8,056	$10,064	$16,948	$35,068
Payments associated with assumed lease liabilities (at 100% share)	$784	$—	$—	$784	$—	$784
Payments associated with assumed lease liabilities (at JBG SMITH share)	$784	$—	$—	$784	$—	$784
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) (3)	$3,136	$—	$—	$3,136	$—	$3,136
% occupied (at JBG SMITH share) (4)	85.1%	86.7%	88.1%	84.7%	84.3%	85.3%
Annualized base rent of signed leases, not commenced (at 100% share) (5)	$19,660	$6,364	$5,980	$20,044	$—	$26,024
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (5)	$19,660	$3,416	$3,224	$19,852	$—	$23,076

(1)	Property rental revenue excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $3.2 million of related party management fees at JBG SMITH’s share. During the third quarter, Commercial NOI was negatively impacted by $8.9 million associated with the COVID-19 pandemic, comprising $4.1 million of reserves and rent deferrals for office and retail tenants, a $3.9 million decline in parking revenue and a $0.9 million decline in NOI from the Crystal City Marriott. The $4.1 million of reserves and rent deferrals for office and retail tenants include (i) $1.2 million of rent deferrals, (ii) $1.8 million of rent deferrals from expected lease modifications and (iii) $1.1 million of other reserves. See definition of NOI on page 55.
(2)	Represents JBG SMITH’s share of free rent for the three months ended September 30, 2020 multiplied by four.
(3)	Represents JBG SMITH’s share of payments associated with assumed lease liabilities for the three months ended September 30, 2020 multiplied by four.
(4)	Crystal City Marriott and 1700 M Street are excluded from the percent occupied metric.
(5)	Represents monthly base rent before free rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of September 30, 2020.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Summary NOI - Multifamily

dollars in thousands	NOI for the Three Months Ended September 30, 2020 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	15	6	11	5	5	21
Property rental (1)	$28,493	$2,066	$12,463	$15,728	$2,368	$30,559
Tenant expense reimbursement	938	42	612	361	7	980
Other revenue	1,728	(40)	(69)	1,585	172	1,688
Total revenue	31,159	2,068	13,006	17,674	2,547	33,227

Operating expenses	(16,765)	(1,000)	(8,337)	(8,298)	(1,130)	(17,765)
Ground rent expense	—	(10)	—	—	(10)	(10)
Total expenses	(16,765)	(1,010)	(8,337)	(8,298)	(1,140)	(17,775)

Operating Portfolio NOI (1)	$14,394	$1,058	$4,669	$9,376	$1,407	$15,452

Annualized NOI	$57,576	$4,232	$18,676	$37,504	$5,628	$61,808
Additional Information
Free rent (at 100% share)	$949	$234	$609	$532	$42	$1,183
Free rent (at JBG SMITH share)	$949	$72	$530	$483	$8	$1,021
Annualized free rent (at JBG SMITH share) (2)	$3,796	$288	$2,120	$1,932	$32	$4,084
Payments associated with assumed lease liabilities (at 100% share)	$—	$—	$—	$—	$—	$—
Payments associated with assumed lease liabilities (at JBG SMITH share)	$—	$—	$—	$—	$—	$—
Annualized payments associated with assumed lease liabilities (at JBG SMITH share) (3)	$—	$—	$—	$—	$—	$—
% occupied (at JBG SMITH share)	75.9%	89.4%	60.8%	87.8%	94.7%	76.6%
Annualized base rent of signed leases, not commenced (at 100% share) (4)	$672	$—	$672	$—	$—	$672
Annualized base rent of signed leases, not commenced (at JBG SMITH share) (4)	$672	$—	$672	$—	$—	$672

(1)	Property rental revenue excludes straight-line rent adjustments, and other GAAP adjustments, and include payments associated with assumed lease liabilities. NOI excludes approximately $1.2 million of related party management fees at JBG SMITH’s share. See definition of NOI on page 55.
(2)	Represents JBG SMITH’s share of free rent for the three months ended September 30, 2020 multiplied by four.
(3)	Represents JBG SMITH’s share of payments associated with assumed lease liabilities for the three months ended September 30, 2020 multiplied by four.
(4)	Represents monthly base rent before free rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Includes only leases for office and retail spaces that were vacant as of September 30, 2020.

NOI RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to common shareholders	$(22,793)	$9,360	$(16,648)	$31,181
Add:
Depreciation and amortization expense	56,481	46,862	157,586	141,576
General and administrative expense:
Corporate and other	11,086	11,015	37,478	34,888
Third-party real estate services	28,207	29,809	86,260	86,585
Share-based compensation related to Formation Transaction and special equity awards	7,133	9,549	25,432	30,203
Transaction and other costs	845	2,059	7,526	9,928
Interest expense	16,885	10,583	44,660	40,864
Loss on extinguishment of debt	—	—	33	1,889
Income tax expense (benefit)	(488)	432	(3,721)	(689)
Net income (loss) attributable to redeemable noncontrolling interests	(2,212)	1,172	(445)	4,271
Less:
Third-party real estate services, including reimbursements revenue	26,987	34,587	83,870	91,765
Other revenue (1)	2,292	2,196	5,438	5,951
Income (loss) from unconsolidated real estate ventures, net	(965)	(1,144)	(17,142)	647
Interest and other income (loss), net	—	(640)	1,021	2,363
Gain on sale of real estate	—	8,088	59,477	47,121
Consolidated NOI	66,830	77,754	205,497	232,849
NOI attributable to unconsolidated real estate ventures at our share	7,130	5,500	23,206	15,745
Non-cash rent adjustments (2)	(4,934)	(10,348)	(9,898)	(25,894)
Other adjustments (3)	2,881	3,181	9,236	10,120
Total adjustments	5,077	(1,667)	22,544	(29)
NOI	$71,907	$76,087	$228,041	$232,820
Less: out-of-service NOI loss (4)	(442)	(1,342)	(2,774)	(3,603)
Operating Portfolio NOI	$72,349	$77,429	$230,815	$236,423
Non-same store NOI (5)	303	2,031	10,689	12,518
Same store NOI (6)	$72,046	$75,398	$220,126	$223,905

Change in same store NOI	(4.4)%		(1.7)%
Number of properties in same store pool	55		53

(1)	Excludes parking revenue of $3.1 million and $10.3 million for the three months ended September 30, 2020, $6.3 million and $19.5 million for the three and nine months ended September 30, 2019.
(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(3)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(4)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(5)	Includes the results of properties that were not in-service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(6)	Includes the results of the properties that are owned, operated and in-service for the entirety of both periods being compared except for properties that are being phased out of service for future development.

LEASING ACTIVITY - OFFICE	SEPTEMBER 30, 2020 (Unaudited)

Leasing Activity - Office

square feet in thousands	Three Months Ended	Nine Months Ended
	September 30, 2020	September 30, 2020
Square feet leased:
At 100% share	117	667
At JBG SMITH share	98	603
Initial rent (1)	$49.51	$46.57
Straight-line rent (2)	$49.33	$46.68
Weighted average lease term (years)	5.2	4.9
Weighted average free rent period (months)	5.3	3.7
Second-generation space:
Square feet	89	514
Cash basis:
Initial rent (1)	$50.21	$46.30
Prior escalated rent	$50.41	$45.85
% change	(0.4)%	1.0%
GAAP basis:
Straight-line rent (2)	$50.01	$46.34
Prior straight-line rent	$48.51	$44.41
% change	3.1%	4.3%
Tenant improvements:
Per square foot	$40.77	$29.53
Per square foot per annum	$7.90	$6.06
% of initial rent	16.0%	13.0%
Leasing commissions:
Per square foot	$9.71	$8.17
Per square foot per annum	$1.88	$1.68
% of initial rent	3.8%	3.6%

Note: At JBG SMITH share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, and includes the effect of free rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	SEPTEMBER 30, 2020 (Unaudited)

Net Effective Rent - Office

square feet in thousands, dollars per square feet, at JBG SMITH share		Three Months Ended
	Five Quarter Weighted Average	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Square feet	314	98	206	299	724	243
Weighted average lease term (years)	4.9	5.2	4.1	5.3	5.2	4.4
Initial rent (1)	$46.50	$49.51	$47.34	$45.09	$46.61	$45.99
Base rent per annum (2)	$50.30	$56.78	$48.71	$48.90	$51.09	$48.40
Tenant improvements per annum	(6.05)	(7.90)	(5.11)	(5.99)	(5.59)	(7.54)
Leasing commissions per annum	(1.30)	(1.88)	(1.21)	(1.86)	(1.15)	(0.93)
Free rent per annum	(2.17)	(4.23)	(2.63)	(2.65)	(1.28)	(3.02)
Net Effective Rent	$40.77	$42.77	$39.76	$38.40	$43.07	$36.91

DC
Square feet	41	28	21	27	117	12
Initial rent (1)	$52.75	$60.12	$49.12	$54.48	$50.16	$63.45
Net effective rent	$47.74	$45.97	$43.36	$43.85	$48.03	$65.02

VA
Square feet	260	70	172	267	579	211
Initial rent (1)	$45.29	$45.29	$46.53	$44.35	$45.59	$44.63
Net effective rent	$39.05	$38.30	$38.30	$37.56	$41.63	$34.66

MD
Square feet	13	—	14	6	27	20
Initial rent (1)	$50.92	$—	$54.97	$35.33	$52.98	$49.73
Net effective rent	$42.14	$—	$50.31	$36.18	$44.86	$34.55

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Weighted Average data is weighted by square feet.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before free rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by square feet, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	SEPTEMBER 30, 2020 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot	Expiration (1)
Month-to-Month	48	191,422	2.0%	$5,727	1.3%	$29.92	$29.92
2020	48	149,525	1.5%	5,858	1.3%	39.18	39.23
2021	117	878,709	9.1%	41,942	9.5%	47.73	48.31
2022	99	1,517,475	15.7%	66,173	15.0%	43.61	44.95
2023	106	573,137	5.9%	25,349	5.8%	44.23	46.73
2024	101	1,177,886	12.2%	54,958	12.5%	46.66	49.78
2025	93	704,239	7.3%	30,334	6.9%	43.07	47.65
2026	61	366,590	3.8%	16,197	3.7%	44.18	51.45
2027	49	466,605	4.8%	20,971	4.8%	44.94	52.61
2028	49	400,020	4.1%	19,359	4.4%	48.39	57.59
Thereafter	146	3,225,444	33.6%	152,940	34.8%	47.42	61.35
Total / Weighted Average	917	9,651,052	100.0%	$439,808	100.0%	$45.57	$52.38

Note: Includes all in-place leases as of September 30, 2020 for office and retail space within JBG SMITH’s operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 6.2 years.

(1)	Represents monthly base rent before free rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by square feet. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of September 30, 2020, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	SEPTEMBER 30, 2020 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022

Commercial
Operating	C	$19,660	$1,508	$1,833	$3,860	$4,915	$4,915	$4,915
Operating	U	3,416	214	367	524	854	854	854
Under-construction	C	12,000	2,010	3,000	3,000	3,000	3,000	3,000
Total		$35,076	$3,732	$5,200	$7,384	$8,769	$8,769	$8,769

Multifamily
Operating	C	$672	$131	$153	$168	$168	$168	$168
Under-construction	U	568	47	53	53	82	142	142
Total		$1,240	$178	$206	$221	$250	$310	$310

Total		$36,316	$3,910	$5,406	$7,605	$9,019	$9,079	$9,079

Note: Includes only leases for office and retail spaces that were vacant as of September 30, 2020.

(1)	Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease’s estimated commencement date. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.
(2)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent.

TENANT CONCENTRATION	SEPTEMBER 30, 2020 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	62	2,291,198	23.7%	$91,131	20.7%
2	Family Health International	3	295,977	3.1%	15,821	3.6%
3	Amazon	4	345,089	3.6%	14,621	3.3%
4	Gartner, Inc	1	174,424	1.8%	11,792	2.7%
5	Lockheed Martin Corporation	2	232,598	2.4%	11,149	2.5%
6	Arlington County	2	238,350	2.5%	10,425	2.4%
7	WeWork (1)	2	163,918	1.7%	8,713	2.0%
8	Booz Allen Hamilton Inc	3	159,610	1.7%	7,467	1.7%
9	Greenberg Traurig LLP	1	101,602	1.1%	7,199	1.6%
10	Accenture LLP	2	116,736	1.2%	7,004	1.6%
11	Chemonics International	2	111,520	1.2%	4,726	1.1%
12	Evolent Health LLC	1	90,905	0.9%	4,545	1.0%
13	Public Broadcasting Service	1	120,328	1.2%	4,452	1.0%
14	Conservation International Foundation	1	86,981	0.9%	4,160	0.9%
15	The International Justice Mission	1	74,833	0.8%	4,053	0.9%
16	The Urban Institute	1	68,620	0.7%	3,954	0.9%
17	Cushman & Wakefield U.S. Inc	1	58,641	0.6%	3,917	0.9%
18	Host Hotels & Resorts LP	1	55,009	0.6%	3,768	0.9%
19	U.S. Green Building Council	1	54,675	0.6%	3,548	0.8%
20	American Diabetes Association	1	80,998	0.8%	3,520	0.8%
	Other (2)	824	4,729,040	48.9%	213,843	48.7%
	Total	917	9,651,052	100.0%	$439,808	100.0%

Note: Includes all in-place leases as of September 30, 2020 for office and retail space within JBG SMITH’s operating portfolio. As signed but not yet commenced leases commence and tenants take occupancy, our tenant concentration will change.

(1)	Excludes the WeLive lease at 2221 S. Clark Street.
(2)	Includes JBG SMITH's lease for approximately 84,400 square feet.

INDUSTRY DIVERSITY	SEPTEMBER 30, 2020 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Government	74	2,599,888	26.9%	$104,827	23.8%
2	Government Contractors	78	1,533,897	15.9%	71,749	16.3%
3	Business Services	127	1,345,712	13.9%	65,692	14.9%
4	Member Organizations	72	921,645	9.5%	45,069	10.2%
5	Real Estate	55	754,429	7.8%	37,822	8.6%
6	Legal Services	39	287,150	3.0%	17,509	4.0%
7	Health Services	45	385,666	4.0%	16,174	3.7%
8	Food and Beverage	118	250,083	2.6%	14,441	3.3%
9	Communications	8	152,819	1.6%	5,901	1.3%
10	Educational Services	12	81,562	0.8%	3,615	0.8%
	Other	289	1,338,201	14.0%	57,009	13.1%
	Total	917	9,651,052	100.0%	$439,808	100.0%

Note: Includes all in-place leases as of September 30, 2020 for office and retail space within JBG SMITH’s operating portfolio.

PORTFOLIO SUMMARY	SEPTEMBER 30, 2020 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	45	14,516,165	5,259	—
Under-construction	1	273,897	—	—
Near-term development	10	—	—	5,637,600
Future development	15	—	—	10,808,800
Total	71	14,790,062	5,259	16,446,400

Real Estate Ventures
Operating	19	5,548,412	2,541	—
Under-construction	1	359,025	322	—
Future development	13	—	—	3,418,700
Total	33	5,907,437	2,863	3,418,700

Total Portfolio	104	20,697,499	8,122	19,865,100

Total Portfolio (at JBG SMITH Share)	104	16,750,707	6,160	17,094,100

Note: At 100% share, unless otherwise indicated.

(1)	For under-construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2020 (Unaudited)

Property Table - Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q3 2019‑2020 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2019 - 2020	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
Universal Buildings	Uptown	100.0%	C	Y / Y	1956 / 1990	659,459	568,351	91,108	96.9%	96.1%	99.6%	$33,320	$51.41	$57.60
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	378,696	347,376	31,320	84.8%	84.1%	92.6%	21,113	66.61	56.71
1730 M Street (5)	CBD	100.0%	C	Y / Y	1964 / 1998	204,860	196,842	8,018	89.8%	89.4%	100.0%	9,036	49.03	50.43
1700 M Street	CBD	100.0%	C	Y / Y	N/A	34,000	—	—	—	—	—	—	—	—
L’Enfant Plaza Office-East (5)	Southwest	49.0%	U	Y / Y	1972 / 2012	397,057	397,057	—	88.3%	88.3%	—	17,382	49.57	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	Y / Y	1969 / 2014	297,620	276,296	21,324	93.4%	93.1%	87.1%	12,472	46.90	21.78
500 L’Enfant Plaza	Southwest	49.0%	U	N / N	2019 / N/A	215,218	215,218	—	96.1%	96.1%	—	12,181	58.89	—
L’Enfant Plaza Retail (5)	Southwest	49.0%	U	Y / Y	1968 / 2014	119,291	16,596	102,695	74.7%	100.0%	70.6%	4,734	36.62	56.87
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	225,622	218,768	6,854	90.8%	90.5%	100.0%	9,962	48.88	41.37
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	208,860	199,106	9,754	85.4%	84.7%	100.0%	9,551	52.60	69.94

VA
Courthouse Plaza 1 and 2 (5)	Clarendon/Courthouse	100.0%	C	Y / Y	1989 / 2013	630,045	572,852	57,193	82.6%	78.8%	100.0%	$22,133	$45.04	$31.50
1550 Crystal Drive	National Landing	100.0%	C	Y / Y	1980 / 2001	547,551	449,387	98,164	85.9%	86.6%	82.4%	19,576	40.57	46.71
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	505,349	505,349	—	76.2%	76.2%	—	18,112	47.03	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / N/A	503,042	494,055	8,987	77.2%	77.0%	87.8%	18,161	47.41	16.17
RTC-West (6)	Reston	100.0%	C	Y / Y	1988 / 2014	469,764	430,309	39,455	90.4%	90.1%	93.3%	18,549	41.58	65.90
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,262	416,335	51,927	83.3%	81.5%	97.4%	17,343	45.48	37.59
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,410	433,648	6,762	79.8%	80.3%	50.3%	16,536	47.12	38.25
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / N/A	401,535	389,845	11,690	78.9%	78.4%	95.5%	14,917	47.37	38.70
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,315	335,969	48,346	95.7%	94.7%	100.0%	14,494	42.36	21.08
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	361,799	334,716	27,083	96.7%	94.5%	82.6%	13,082	39.86	21.40
251 18th Street S.	National Landing	100.0%	C	Y / Y	1975 / 2013	339,628	293,403	46,225	96.3%	100.0%	73.1%	13,398	42.34	28.89
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2002	336,159	333,546	2,613	100.0%	100.0%	100.0%	10,968	32.61	34.59
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / N/A	329,607	318,482	11,125	98.5%	98.5%	100.0%	11,926	36.55	41.88
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,644	277,397	26,247	98.5%	100.0%	82.3%	15,995	53.85	48.98
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	82.8%	82.8%	—	9,505	40.47	—
1901 South Bell Street	National Landing	100.0%	C	Y / Y	1968 / 2008	276,961	275,037	1,924	91.5%	92.1%	—	10,312	40.69	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,594	263,744	12,850	95.7%	95.4%	100.0%	9,832	38.02	20.39
Crystal City Marriott (345 Rooms)	National Landing	100.0%	C	Y / Y	1968 / 2013	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	—	—	—	—	—

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2020 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q3 2019‑2020 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2019 - 2020	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)
1800 South Bell Street	National Landing	100.0%	C	Y / N	1969 / 2007	206,186	190,984	15,202	99.2%	100.0%	88.8%	$8,144	$42.32	$4.53
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,708	202,708	—	82.6%	82.6%	—	7,661	45.78	—
Crystal City Shops at 2100	National Landing	100.0%	C	Y / Y	1968 / 2006	59,574	—	59,574	80.8%	—	80.8%	591	—	12.28
Crystal Drive Retail	National Landing	100.0%	C	Y / Y	2003 / N/A	56,965	—	56,965	87.9%	—	87.9%	3,050	—	60.92
2001 Richmond Highway (6)	National Landing	100.0%	C	N / N	1967 / N/A	40,599	40,599	—	100.0%	100.0%	—	1,389	34.20	—
Central Place Tower (5)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	552,495	524,595	27,900	95.0%	94.7%	100.0%	33,740	66.34	27.73
Stonebridge at Potomac Town Center*	Prince William County	10.0%	U	Y / Y	2012 / N/A	503,613	—	503,613	92.2%	—	92.2%	15,578	—	33.53
Pickett Industrial Park (7)	Eisenhower Avenue	10.0%	U	Y / Y	1973 / N/A	246,145	246,145	—	100.0%	100.0%	—	4,111	16.70	—
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	145,003	132,249	12,754	89.9%	89.3%	96.0%	5,481	43.24	30.74
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	102,791	95,207	7,584	79.4%	82.5%	40.4%	2,193	26.15	45.35

MD
7200 Wisconsin Avenue	Bethesda CBD	100.0%	C	Y / Y	1986 / 2015	267,703	256,737	10,966	76.3%	75.3%	100.0%	$10,147	$48.53	$69.51
One Democracy Plaza* (5)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	212,894	210,756	2,138	87.1%	87.0%	100.0%	6,027	32.51	30.57

Total / Weighted Average						12,715,069	10,996,709	1,418,360	89.1%	86.5%	89.4%	$482,702	$45.60	$38.71

Recently Delivered
DC
1900 N Street (5)	CBD	55.0%	U	N / N	2019 / N/A	269,035	260,742	8,293	74.1%	55.2%	—	9,752	67.79	—
MD
4747 Bethesda Avenue (8)	Bethesda CBD	100.0%	C	N / N	2019 / N/A	300,389	286,055	14,334	88.8%	90.5%	55.8%	17,597	62.67	172.02
Total / Weighted Average						569,424	546,797	22,627	81.9%	73.6%	35.4%	$27,349	$64.50	$172.02

Operating - Total / Weighted Average						13,284,493	11,543,506	1,440,987	88.8%	85.9%	88.6%	$510,051	$46.37	$39.55

Under-Construction
VA
1770 Crystal Drive	National Landing	100.0%	C			273,897	259,651	14,246	98.3%

Total / Weighted Average						13,558,390	11,803,157	1,455,233	89.0%

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2020 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q3 2019‑2020 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2019 - 2020	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

Totals at JBG SMITH Share
In-service assets						10,738,620	9,577,959	860,660	88.6%	85.6%	89.1%	$404,690	$45.53	$40.95
Recently delivered assets						448,358	429,463	18,895	84.0%	78.7%	42.3%	$22,961	$63.86	$172.02
Operating assets						11,186,978	10,007,422	879,555	88.4%	85.3%	88.1%	$427,651	$46.26	$42.31
Under-construction assets						273,897	259,651	14,246	98.3%

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q2 2020	43	13,292,619	11,195,984
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment	—	(16,084)	(16,084)
Building re-measurements	—	7,958	7,078

Q3 2020	43	13,284,493	11,186,978

See footnotes on page 39.

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2020 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted. Excludes our 10% subordinated interest in two commercial buildings held through a real estate venture in which we have no economic interest.

*  Not Metro-served.

(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.
(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.
(3)	Represents annualized office rent divided by occupied office square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied office square footage may differ from leased office square footage because leased office square footage includes leases that have been signed but have not yet commenced.
(4)	Represents annualized retail rent divided by occupied retail square feet. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes leases that have been signed but have not yet commenced.
(5)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
1730 M Street	12/31/2118
L’Enfant Plaza Office - East	11/23/2064
L’Enfant Plaza Retail	11/23/2064
Courthouse Plaza 1 and 2	1/19/2062
Central Place Tower*	6/2/2102
One Democracy Plaza	11/17/2084
1900 N Street**	5/31/2106

*

We have an option to purchase the ground lease at a fixed price. The ground lease has been recorded as a financing lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.

**	Only a portion of the asset is subject to a ground lease.
(6)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
RTC - West	469,764	17,988
2001 Richmond Highway	40,599	119,239

(7)	In October 2020, our unconsolidated real estate venture sold Pickett Industrial Park for $46.3 million.
(8)	Includes JBG SMITH’s lease for approximately 84,400 square feet.

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2020 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q3 2019‑2020 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2019 - 2020	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

DC
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	95.8%	88.7%	100.0%	$8,840	$1,820	$2.47
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	91.2%	86.6%	—	10,193	3,467	3.59
F1RST Residences	Ballpark	100.0%	C	N / N	2017 / N/A	325	270,928	249,456	21,472	87.5%	80.9%	100.0%	9,471	2,463	3.21
1221 Van Street	Ballpark	100.0%	C	Y / N	2018 / N/A	291	225,530	202,715	22,815	94.1%	89.0%	100.0%	8,464	2,334	3.35
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	100.0%	N/A	96.9%	1,382	N/A	N/A
The Gale Eckington	Union Market/NoMa/H Street	5.0%	U	Y / Y	2013 / 2017	603	466,716	465,516	1,200	85.1%	76.3%	100.0%	11,665	2,106	2.73
Atlantic Plumbing	U Street/Shaw	64.0%	U	Y / Y	2015 / N/A	310	245,527	221,788	23,739	95.3%	90.3%	100.0%	9,476	2,475	3.46

VA
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2013	1,676	1,327,551	1,324,889	2,662	92.7%	88.0%	100.0%	$31,519	$1,777	$2.25
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	87.9%	82.4%	100.0%	20,160	2,714	3.29
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	94.7%	89.8%	100.0%	7,576	2,634	2.59
2221 S. Clark Street	National Landing	100.0%	C	Y / Y	1964 / 2016	216	164,743	164,743	—	100.0%	100.0%	—	3,661	N/A	N/A
Fairway Apartments*	Reston	10.0%	U	Y / Y	1969 / 2005	346	370,850	370,850	—	96.2%	95.7%	—	6,689	1,684	1.57

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,797	222,797	—	97.0%	95.5%	—	$5,217	$1,698	$2.04
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,229	112,229	—	97.1%	95.3%	—	2,810	1,445	2.19
Galvan	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	356	390,293	295,033	95,260	96.3%	93.5%	97.1%	10,749	1,794	2.16
The Alaire (6)	Rockville Pike Corridor	18.0%	U	Y / Y	2010 / N/A	279	266,673	251,691	14,982	90.6%	88.9%	90.0%	5,810	1,776	1.97
The Terano (6) (7)	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	214	192,921	183,496	9,425	91.6%	90.7%	100.0%	4,375	1,756	2.05

Total / Weighted Average						6,646	5,833,181	5,439,967	393,214	92.6%	87.9%	98.7%	$158,057	$2,086	$2.54

Recently Delivered

DC
West Half	Ballpark	100.0%	C	N / N	2019 / N/A	465	384,976	343,089	41,887	50.7%	46.0%	57.6%	7,471	2,296	3.11
The Wren (8) (9)	U Street/Shaw	96.1%	C	N / N	2020 / N/A	433	332,682	289,686	42,996	38.7%	18.0%	100.0%	3,418	2,263	3.38
901 W Street	U Street/Shaw	100.0%	C	N / N	2019 / N/A	161	159,095	135,499	23,596	29.1%	14.3%	29.3%	1,288	3,021	3.59
900 W Street	U Street/Shaw	100.0%	C	N / N	2019 / N/A	95	70,150	70,150	—	—	—	—	—	—	—

Total / Weighted Average						1,154	946,903	838,424	108,479	39.1%	27.3%	68.2%	$12,177	$2,341	$3.21

Operating - Total / Weighted Average						7,800	6,780,084	6,278,391	501,693	85.1%	78.9%	92.1%	$170,234	$2,100	$2.61

Under-Construction

MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	U			322	359,025	338,990	20,035

Total						8,122	7,139,109	6,617,381	521,728

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2020 (Unaudited)

				Same Store (2):										Monthly	Monthly
				Q3 2019‑2020 /		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		/ YTD 2019	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	‑2020	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share

In-service assets						4,862	4,176,258	3,907,816	268,442	92.8%	88.1%	99.6%	$117,926	$2,158	$2.68
Recently delivered assets						1,137	934,061	827,242	106,819	39.1%	27.4%	67.7%	12,045	2,342	3.21
Operating assets						5,999	5,110,319	4,735,058	375,261	83.0%	76.6%	90.5%	129,972	2,171	2.71
Under-construction assets						161	179,513	169,495	10,018

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q2 2020	20	6,447,402 SF/ 7,367 Units	4,790,479 SF/ 5,583 Units
Acquisitions	—	—	—
Placed into service (9)	1	332,682 SF/ 433 Units	319,840 SF/ 416 Units
Out-of-service adjustment	—	—	—
Building re-measurements	—	—	—

Q3 2020	21	6,780,084 SF/ 7,800 Units	5,110,319 SF/ 5,999 Units

Leasing Activity - Multifamily
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change
DC	5	1,148	$2,473	$2,545	(2.8%)	88.2%	94.2%	(6.0%)	$30,033	$33,013	(9.0%)
VA	4	2,675	2,096	2,123	(1.3%)	86.8%	94.6%	(7.8%)	58,399	64,457	(9.4%)
MD	5	498	1,620	1,631	(0.7%)	94.7%	96.0%	(1.3%)	9,181	9,360	(1.9%)

Total / Weighted Average	14	4,321	$2,137	$2,177	(1.8%)	88.1%	94.7%	(6.6%)	$97,613	$106,830	(8.6%)

Note: At JBG SMITH share. Includes assets placed in-service prior to July 1, 2019. Excludes North End Retail and 2221 S. Clark Street (WeLive).

See footnotes on page 42.

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2020 (Unaudited)

Footnotes

Note: At 100% share.

*	Not Metro-served.
(1)	“C” denotes a consolidated interest. “U” denotes an unconsolidated interest.
(2)	“Y” denotes an asset as same store and “N” denotes an asset as non-same store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.
(4)	Excludes North End Retail and 2221 S. Clark Street (WeLive).
(5)	Represents multifamily rent divided by occupied multifamily square feet; retail rent and retail square feet are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes leases that have been signed but have not yet commenced.
(6)	The following assets are subject to ground leases:

Ground Lease
Multifamily Asset	Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

(7)	The following asset contains space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased, and occupancy metrics.

		Not Available
Multifamily Asset	In-Service	for Lease
The Terano	192,921	6,847

(8)	Ownership percentage reflects expected dilution of JBG SMITH’s real estate venture partner as contributions are funded during the construction of the asset. As of September 30, 2020, JBG SMITH’s ownership interest was 95.9%.
(9)	In Q2 2020, we completed the construction of 965 Florida Avenue. In Q3 2020, 965 Florida Avenue was renamed The Wren.

PROPERTY TABLE – UNDER-CONSTRUCTION	SEPTEMBER 30, 2020 (Unaudited)

Property Table – Under Construction

dollars in thousands, except per square foot data
					Pre-Lease		Schedule (2)			At JBG SMITH Share
			Estimated		Rent Per	Estimated		Estimated			Estimated	Estimated
		%	Square	% Pre-	Square	Number of	Construction	completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Leased	Foot (1)	Units	Start Date	Date	Stabilization Date	Cost (3)	Investment	Investment

Commercial
VA
1770 Crystal Drive	National Landing	100.0%	273,897	98.3%	$46.10	—	Q4 2018	Q2 2021	Q2 2021	$106,058	$20,210	$126,268

Multifamily
MD
7900 Wisconsin Avenue	Bethesda CBD	50.0%	359,025	—	—	322	Q2 2017	Q1 2021	Q4 2022	80,634	13,781	94,415

Under-Construction - Total / Weighted Average (4)			632,922	98.3%	$46.10	322	Q2 2018	Q2 2021	Q1 2022	$186,692	$33,991	$220,683
Under-Construction - Total / Weighted Average at JBG SMITH Share (4)			453,410	98.3%	$46.10	161

Weighted average projected NOI yield at JBG SMITH share:	Commercial	Multifamily	Total
Estimated total project cost (5)	7.0%	5.3%	6.2%
Estimated total investment	7.0%	5.3%	6.3%
Estimated incremental investment	43.5%	36.6%	40.7%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$8.8	$5.0	$13.8

Note: At 100% share, unless otherwise noted.

(1)	Based on leases signed as of September 30, 2020 and calculated as contractual monthly base rent before free rent, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to contractual monthly base rent.
(2)	Average dates are weighted by JBG SMITH share of estimated square feet.
(3)	Historical cost excludes certain GAAP adjustments, interest and ground lease costs. See definition of historical cost on page 54.
(4)	Multifamily assets are excluded from the weighted average percent pre-leased and pre-lease rent per square foot metrics.
(5)	Estimated total project cost is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.

PROPERTY TABLE – NEAR-TERM DEVELOPMENT	SEPTEMBER 30, 2020 (Unaudited)

Property Table – Near-Term Development

dollars in thousands, except per square foot data, at JBG SMITH share

			Earliest
			Potential					Estimated
		%	Construction	Estimated Potential Development Density (SF)				Number of	Historical
Asset	Submarket	Ownership	Start Date	Total	Office	Multifamily	Retail	Units	Cost (1)

DC
5 M Street Southwest	Ballpark	100.0%	2022	705,400	—	675,400	30,000	615	$20,633
Gallaudet Parcel 1-3 (2)	Union Market/NoMa/H Street	100.0%	2022	818,000	—	756,400	61,600	840	14,907
VA
1900 Crystal Drive (3)	National Landing	100.0%	2021	820,400	—	777,600	42,800	810	$72,051
2000 South Bell Street (4)	National Landing	100.0%	2021	394,400	—	375,900	18,500	365	7,670
2001 South Bell Street (4)	National Landing	100.0%	2021	323,900	—	312,800	11,100	420	6,527
2300 Crystal Drive	National Landing	100.0%	2023	677,100	—	677,100	—	825	16,705
223 23rd Street	National Landing	100.0%	2023	512,800	—	512,800	—	700	12,959
2525 Crystal Drive (5)	National Landing	100.0%	Pre-lease Dependent	750,000	750,000	—	—	—	9,925
101 12th Street	National Landing	100.0%	Pre-lease Dependent	239,600	234,400	—	5,200	—	9,756
RTC - West Trophy Office	Reston	100.0%	Pre-lease Dependent	396,000	380,000	—	16,000	—	11,386

Total / Weighted Average				5,637,600	1,364,400	4,088,000	185,200	4,575	$182,519

Note: Represents select assets that could commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

(1)	Historical cost includes certain intangible assets, such as option and transferable density rights values; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of historical cost on page 54.
(2)	Controlled through an option to acquire a leasehold interest. As of September 30, 2020, the weighted average remaining term for the option is 2.5 years.
(3)	Asset is fully entitled and designed.
(4)	Currently encumbered by 2001 Richmond Highway, a 40,599 square foot operating commercial asset. The capitalized value of the existing asset, which generated approximately $0.2 million of NOI for the three months ended September 30, 2020 (included in the NOI of the operating commercial segment), at a 6% capitalization rate is $10.3 million.
(5)	Estimated Potential Development Density (SF) use is subject to change based on market demand and entitlement.

PROPERTY TABLE - FUTURE DEVELOPMENT	SEPTEMBER 30, 2020 (Unaudited)

Property Table – Future Development

dollars in thousands, except per square foot data, at JBG SMITH share						Estimated
						Commercial			Estimated	Estimated
						SF /		Estimated	Capitalized	Capitalized		Estimated
						Multifamily		Remaining	Cost of SF /	Cost of	Estimated	Total
	Number of	Estimated Potential Development Density (SF)				Units to be	Historical	Acquisition	Units to Be	Ground Rent	Total	Investment
Region	Assets	Total	Office	Multifamily	Retail	Replaced (1)	Cost (2)	Cost (3)	Replaced (4)	Payments (5)	Investment	per SF

Owned
DC
DC	6	1,024,400	312,100	703,300	9,000	—	$77,333	N/A	$—	$—	$77,333	$75.49
VA
National Landing	6	3,515,700	1,335,000	2,106,500	74,200	206,186 SF	92,631	N/A	99,267	—	191,898	54.58
Reston	4	2,193,200	544,800	1,462,400	186,000	15 units	66,708	N/A	2,789	—	69,497	31.69
Other VA	4	199,600	88,200	102,100	9,300	21,675 SF	1,482	N/A	3,052	2,552	7,086	35.50
	14	5,908,500	1,968,000	3,671,000	269,500	227,861 SF / 15 units	160,821	N/A	105,108	2,552	268,481	45.44
MD
Silver Spring	1	1,276,300	—	1,156,300	120,000	170 units	15,128	N/A	29,867	—	44,995	35.25
Greater Rockville	2	20,400	19,200	—	1,200	—	369	N/A	—	—	369	18.09
	3	1,296,700	19,200	1,156,300	121,200	170 units	15,497	N/A	29,867	—	45,364	34.98
Total / weighted average	23	8,229,600	2,299,300	5,530,600	399,700	227,861 SF / 185 units	$253,651	N/A	$134,975	$2,552	$391,178	$47.53

Optioned (6)
DC
DC	3	1,133,600	—	1,013,900	119,700	—	$9,021	$21,400	$—	$29,434	$59,855	$52.80
VA
Other VA	1	11,300	—	10,400	900	—	141	995	—	—	1,136	100.53
Total / weighted average	4	1,144,900	—	1,024,300	120,600	—	$9,162	$22,395	$—	$29,434	$60,991	$53.27

Held for Sale
VA
National Landing (7)	1	2,082,000	2,082,000	—	—	—	$75,493	$ N/A	$—	$—	$75,493	$36.26

Total / Weighted Average	28	11,456,500	4,381,300	6,554,900	520,300	227,861 SF / 185 units	$338,306	$22,395	$134,975	$31,986	$527,662	$46.06

(1)	Represents management’s estimate of the total office and/or retail rentable square feet and multifamily units that would need to be redeveloped to access some of the estimated potential development density.
(2)	Historical cost includes certain intangible assets, such as option and transferable density rights values; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of historical cost on page 54.
(3)	Represents management’s estimate of remaining deposits, option payments, and option strike prices as of September 30, 2020.
(4)	Capitalized value of estimated commercial square feet / multifamily units to be replaced, which generated approximately $2.0 million of NOI for the three months ended September 30, 2020 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate.
(5)	Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. One owned parcel and one optioned parcel are leasehold interests with estimated annual stabilized ground rent payments totaling $1.6 million.
(6)	As of September 30, 2020, the weighted average remaining term for the optioned future development assets is 4.4 years.
(7)	Represents the estimated potential development density that JBG SMITH has sold to Amazon pursuant to an executed purchase and sale agreement. In March 2019, we entered into an agreement for the sale of Pen Place, a land site with an estimated potential development density of approximately 2.1 million square feet, for approximately $149.9 million, subject to customary closing conditions. The sale of Pen Place to Amazon is expected to close in 2021.

DISPOSITION ACTIVITY	SEPTEMBER 30, 2020 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH share
					Total Square Feet/
					Estimated Potential
					Development
	Ownership				Density	Gross Sales	Net Cash	Book Gain
Assets	Percentage	Asset Type	Location	Date Disposed	(Square Feet)	Price	Proceeds	(Loss)

Q1 2020
Metropolitan Park	100.0%	Future Development	Arlington, VA	January 15, 2020	2,150,000	$154,952	$154,493	$59,477

Q2 2020
11333 Woodglen Drive / NoBe II Land / Woodglen	18.0%	Commercial / Future Development	Rockville, MD	June 5, 2020	11,277 / 106,020	3,195	607	(2,952)

Q3 2020
None

Total					11,277 / 2,256,020	$158,147	$155,100	$56,525

Note: As of September 30, 2020, Pen Place was classified as held for sale in our condensed consolidated balance sheet. In March 2019, we entered into an agreement for the sale of Pen Place, a land site with an estimated potential development density of approximately 2.1 million square feet, for approximately $149.9 million, subject to customary closing conditions. We expect the sale of Pen Place to Amazon to close in 2021. In October 2020, our unconsolidated real estate venture sold Pickett Industrial Park for $46.3 million.

DEBT SUMMARY	SEPTEMBER 30, 2020 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH share	2020	2021	2022	2023	2024	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$—	$—	$—	$—
Term loans ($400 million commitment)	—	—	—	200,000	200,000	—	400,000
Total unsecured debt	—	—	—	200,000	200,000	—	400,000
Secured Debt:
Consolidated principal balance	—	97,147	107,500	171,007	131,842	1,193,775	1,701,271
Unconsolidated principal balance (1)	10,461	104,213	120,935	5,735	—	155,814	397,158
Total secured debt (1)	10,461	201,360	228,435	176,742	131,842	1,349,589	2,098,429

Total Consolidated and Unconsolidated Principal Balance (1)	$10,461	$201,360	$228,435	$376,742	$331,842	$1,349,589	$2,498,429

% of total debt maturing	0.4%	8.1%	9.1%	15.1%	13.3%	54.0%	100.0%
% floating rate (2)	—%	52.8%	48.5%	1.5%	—	56.6%	39.5%
% fixed rate (3)	100.0%	47.2%	51.5%	98.5%	100.0%	43.4%	60.5%

Weighted Average Interest Rates
Variable rate	—%	3.81%	1.62%	1.55%	—	1.96%	2.12%
Fixed rate	3.25%	4.88%	3.58%	3.75%	3.08%	4.32%	3.88%
Total Weighted Average Interest Rates	3.25%	4.32%	2.63%	3.72%	3.08%	2.98%	3.18%

	Credit Facility
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	Total/Weighted
	Facility	Term Loan	Term Loan	Average
Credit limit	$1,000,000	$200,000	$200,000	$1,400,000
Outstanding principal balance	$—	$200,000	$200,000	$400,000
Letters of credit	$1,466	$—	$—	$1,466
Undrawn capacity	$998,534	$—	$—	$998,534
Interest rate spread (4)	1.05%	1.20%	1.15%	1.18%
All-In interest rate (5)	1.20%	2.59%	2.49%	2.54%
Initial maturity date	Jan‑25	Jan‑23	Jul‑24	—

(1)	Excludes a $129.0 million ($25.8 million at our share) mortgage loan collateralized by The Marriott Wardman Park hotel as of September 30, 2020. On October 1, 2020, we transferred our 20.0% interest in this venture to our venture partner.
(2)	Floating rate debt includes floating rate loans with interest rate caps.
(3)	Fixed rate debt includes floating rate loans with interest rate swaps.
(4)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(5)	The all-in interest rate is inclusive of interest rate swaps. As of September 30, 2020, the notional amount of the Tranche A-1 Term Loan and the Tranche A-2 Term Loan interest rate swaps were both $200.0 million.

DEBT BY INSTRUMENT	SEPTEMBER 30, 2020 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
		Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	% Ownership	Balance	Rate	Hedge	Interest Rate (1)	Date	Date (2)

Consolidated
Courthouse Plaza 1 and 2	100.0%	2,200	L + 1.60%	-	1.75%	05/10/21	05/10/21
WestEnd25	100.0%	94,947	4.88%	Fixed	4.88%	06/01/21	06/01/21
Credit Facility -Tranche A‑1 Term Loan	100.0%	200,000	L + 1.20%	Swap	2.59%	01/18/23	01/18/23
2121 Crystal Drive	100.0%	131,782	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	39,225	3.78%	Fixed	3.78%	06/01/23	06/01/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	Swap	3.60%	06/30/22	06/30/24
Credit Facility - Tranche A‑2 Term Loan	100.0%	200,000	L + 1.15%	Swap	2.49%	07/18/24	07/18/24
2101 L Street	100.0%	131,842	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
Credit Facility - Revolving Credit Facility	100.0%	—	L + 1.05%	-	1.20%	01/07/25	01/07/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1730 M Street	100.0%	47,500	L + 1.25%	Swap	3.92%	12/21/25	12/21/25
4747 Bethesda Avenue	100.0%	175,000	L + 1.35%	Cap	1.50%	02/20/27	02/20/27
RTC - West (3)	100.0%	117,300	L + 1.40%	-	1.65%	04/22/25	04/22/27
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
1221 Van Street	100.0%	87,253	L + 2.51%	Cap	2.66%	08/01/30	08/01/30
220 20th Street	100.0%	80,240	L + 2.51%	Cap	2.66%	08/01/30	08/01/30
The Bartlett	100.0%	217,453	L + 2.51%	Cap	2.66%	08/01/30	08/01/30
Total Consolidated Principal Balance		2,101,271
Premium / (discount) recognized as a result of the Formation Transaction		897
Deferred financing costs - mortgage loans		(11,445)
Deferred financing costs - credit facility (4)		(9,267)
Total Consolidated Indebtedness		$2,081,456

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgages payable		$1,690,723
Revolving credit facility		—
Deferred financing costs, net - credit facility (included in other assets)		(7,075)
Unsecured term loan		397,808
Total Consolidated Indebtedness		$2,081,456

DEBT BY INSTRUMENT	SEPTEMBER 30, 2020 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
		Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	% Ownership	Balance	Rate	Hedge	Interest Rate (1)	Date	Date (2)

Unconsolidated
Galvan	1.8%	89,500	L + 1.75%	Cap	1.90%	03/06/21	03/06/21
L’Enfant Plaza Office - North, L’Enfant Plaza Office - East, L’Enfant Plaza Retail (5)	49.0%	209,412	L + 3.65%	Cap	3.89%	05/08/21	05/08/22
Atlantic Plumbing	64.0%	100,000	L + 1.50%	—	1.65%	11/08/22	11/08/22
Stonebridge at Potomac Town Center	10.0%	104,611	L + 1.70%	Swap	3.25%	12/10/20	12/10/22
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	49,666	L + 2.00%	Cap	2.15%	08/29/22	08/29/24
500 L’Enfant Plaza	49.0%	77,264	L + 1.30%	Cap	1.45%	10/25/22	10/25/24
The Foundry	9.9%	58,000	L + 1.40%	Cap	1.55%	12/12/23	12/12/24
The Alaire	18.0%	47,459	L + 1.82%	Cap	1.97%	03/01/25	03/01/25
1101 17th Street	55.0%	60,000	L + 1.25%	Swap	4.13%	06/13/25	06/13/25
Fairway Apartments	10.0%	45,981	L + 1.50%	Swap	3.28%	07/01/22	07/01/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
Pickett Industrial Park (6)	10.0%	23,600	L + 1.45%	Swap	3.56%	09/04/25	09/04/25
The Terano	1.8%	34,000	L + 1.35%	Swap	4.45%	11/09/25	11/09/25
7900 Wisconsin Avenue	50.0%	65,770	4.82%	Fixed	4.82%	07/15/26	07/15/26
1900 N Street	55.0%	142,571	L + 1.70%	Cap	1.85%	04/30/25	04/30/27
Total Unconsolidated Principal Balance		1,218,647
Deferred financing costs		(7,437)
Total Unconsolidated Indebtedness (7)		$1,211,210

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH share		$2,101,271
Unconsolidated principal balance at JBG SMITH share (7)		397,158
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,498,429

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,081,456
Unconsolidated indebtedness at JBG SMITH Share (7)		393,398
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,474,854

(1)	September 30, 2020 one-month LIBOR of 0.15% applied to loans which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(2)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(3)	The base rate for this loan was 0.25% as of September 30, 2020.
(4)	As of September 30, 2020, net deferred financing costs related to our revolving credit facility totaling $7.1 million were included in "Other assets, net" in our condensed consolidated balance sheet.
(5)	The base rate for this loan is three-month LIBOR, which was 0.24% as of September 30, 2020.
(6)	In October 2020, our unconsolidated real estate venture sold Pickett Industrial Park and repaid the related mortgage loan.
(7)	Excludes a $129.0 million ($25.8 million at our share) mortgage loan collateralized by The Marriott Wardman Park hotel as of September 30, 2020. On October 1, 2020, we transferred our 20.0% interest in this venture to our venture partner.

CONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2020 (Unaudited)

Consolidated Real Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet
MRP Realty
The Wren (1)	Multifamily	Washington, DC	U Street/Shaw	96.1%	332,682

Total Consolidated Real Estate Ventures					332,682

Note: Total square feet at 100% share.

(1)	Ownership percentage reflects expected dilution of JBG SMITH’s real estate venture partner as contributions are funded during the construction of the asset. As of September 30, 2020, JBG SMITH’s ownership interest was 95.9%. In Q3 2020, 965 Florida Avenue was renamed The Wren.

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2020 (Unaudited)

Unconsolidated Real Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Landmark
L’Enfant Plaza Office - East	Commercial	Washington, DC	Southwest	49.0%	397,057
L’Enfant Plaza Office - North	Commercial	Washington, DC	Southwest	49.0%	297,620
500 L’Enfant Plaza	Commercial	Washington, DC	Southwest	49.0%	215,218
L’Enfant Plaza Retail	Commercial	Washington, DC	Southwest	49.0%	119,291
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	145,003
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	102,791
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,293
The Alaire	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,673
The Terano	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	192,921
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
L’Enfant Plaza Office - Center	Future Development	Washington, DC	Southwest	49.0%	350,000
Courthouse Metro Land	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	286,500
Courthouse Metro Land - Option	Future Development	Arlington, VA	Clarendon/Courthouse	18.0%	62,500
5615 Fishers Lane	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	106,500
12511 Parklawn Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
					3,748,367

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	503,613
Pickett Industrial Park (1)	Commercial	Alexandria, VA	Eisenhower Avenue	10.0%	246,145
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	225,622
The Gale Eckington	Multifamily	Washington, DC	H Street/NoMa	5.0%	466,716
Fairway Apartments	Multifamily	Reston, VA	Reston	10.0%	370,850
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Fairway Land	Future Development	Reston, VA	Reston	10.0%	526,200
Stonebridge at Potomac Town Center - Land	Future Development	Woodbridge, VA	Prince William County	10.0%	22,900
					2,607,573

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2020 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Canadian Pension Plan Investment Board
1900 N Street	Commercial	Washington, DC	CBD	55.0%	269,035
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	208,860
					477,895

Bresler / Brookfield
Waterfront Station	Future Development	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Future Development	Washington, DC	NoMa	30.0%	265,800
51 N Street	Future Development	Washington, DC	NoMa	30.0%	177,500
50 Patterson Street	Future Development	Washington, DC	NoMa	30.0%	142,200
					585,500
Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	552,495

Berkshire Group
7900 Wisconsin Avenue	Multifamily	Bethesda, MD	Bethesda CBD	50.0%	359,025

Total Unconsolidated Real Estate Ventures (2)					8,993,455

Note: Total square feet at 100% share.

(1)	In October 2020, our unconsolidated real estate venture sold Pickett Industrial Park for $46.3 million.
(2)	Excludes Wardman Park as of September 30, 2020. On October 1, 2020, we transferred our interest in this venture to our venture partner.

DEFINITIONS	SEPTEMBER 30, 2020

Definitions

Annualized Rent

“Annualized rent” is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before free rent, plus tenant reimbursements as of September 30, 2020, multiplied by 12, with triple net leases converted to a gross basis by adding estimated tenant reimbursements to monthly base rent, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before free rent as of September 30, 2020, multiplied by 12. Annualized rent excludes rent from signed but not yet commenced leases.

Annualized Rent Per Square Foot

“Annualized rent per square foot” is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.

Development Pipeline

“Development Pipeline” refers to the Near-term Development Pipeline and Future Development Pipeline.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Adjusted EBITDA

Management uses EBITDA and EBITDAre, non-GAAP financial measures, as supplemental operating performance measures and believes they help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by NAREIT. NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

“Adjusted EBITDA,” a non-GAAP financial measure, represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as transaction and other costs, gain (loss) on the extinguishment of debt, distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 17.

Estimated Potential Development Density

‘‘Estimated potential development density’’ reflects management’s estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30, 2020. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that estimated potential development density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

DEFINITIONS	SEPTEMBER 30, 2020

Free Rent

‘‘Free rent’’ means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), Core FFO and Funds Available for Distribution ("FAD")

FFO is a non-GAAP financial measure computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

"Core FFO" represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of derivative instruments.

"FAD" is a non-GAAP financial measure and represents FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income to FFO, Core FFO and FAD is presented on pages 18-19.

Future Development Pipeline

“Future development pipeline” refers to assets that are development opportunities on which we do not intend to commence construction within the next three years where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into a leasehold interest with respect to land.

Historical Cost, Estimated Incremental Investment, Estimated Total Investment and Estimated Total Project Cost

“Historical cost” is a non-GAAP measure which includes the total historical cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of September 30, 2020.

“Estimated incremental investment” means management’s estimate of the remaining cost to be incurred in connection with the development of an asset as of September 30, 2020, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding free rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses.

“Estimated total investment” means, with respect to the development of an asset, the sum of the historical cost in such asset and the estimated incremental investment for such asset.

"Estimated total project cost" is estimated total investment excluding purchase price allocation adjustments recognized as a result of the Formation Transaction.

DEFINITIONS	SEPTEMBER 30, 2020

Actual incremental investment, actual total investment and actual total project cost may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

In-Service

‘‘In-service’’ refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of September 30, 2020.

Metro-Served

“Metro-served” means locations, submarkets or assets that are within walking distance of a Metro station, defined as being within 0.5 miles of an existing or planned Metro station.

Monthly Rent Per Unit

For multifamily assets, represents multifamily rent for the month ended September 30, 2020 divided by occupied units; retail rent is excluded from this metric.

Near-Term Development Pipeline

‘‘Near-term development pipeline’’ refers to select assets that could commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

Net Operating Income ("NOI"), Adjusted Annualized NOI, Estimated Stabilized NOI and Projected NOI Yield

“NOI” is a non-GAAP financial measure management uses to assess a segment’s performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure for our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe that to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended September 30, 2020 multiplied by four. Due to seasonality in the hospitality business, annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of September 30, 2020. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the annualized NOI shown will reflect our actual results of operations over any 12-month period.

We also report adjusted annualized NOI which includes signed but not yet commenced leases and incremental revenue from recently delivered assets assuming stabilization. While we believe adjusted annualized NOI provides useful information regarding potential future NOI from our assets, it does not account for any decrease in NOI for lease terminations, defaults or other negative events that could affect NOI and therefore, should not be relied upon as indicative of future NOI.

DEFINITIONS	SEPTEMBER 30, 2020

This Investor Package also contains management’s estimate of stabilized NOI and projections of NOI yield for under-construction and near-term development assets, which are based on management’s estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management’s plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management’s projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the projected NOI yield set forth in this Investor Package will be achieved.

“Projected NOI yield” means our estimated stabilized NOI reported as a percentage of (i) estimated total project costs, (ii) estimated total investment and (iii) estimated incremental investment. Actual initial full year stabilized NOI yield may vary from the projected NOI yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the projected NOI yields described in this Investor Package.

The Company does not provide reconciliations for non-GAAP estimates on a future basis, including adjusted annualized NOI and estimated stabilized NOI because it is unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income. Additionally, no reconciliation of projected NOI yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Percent Leased

‘‘Percent leased’’ is based on leases signed as of September 30, 2020, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

Percent Pre-Leased

‘‘Percent pre-leased’’ is based on leases signed as of September 30, 2020, and is calculated as the estimated rentable square feet leased divided by estimated total rentable square feet expressed as a percentage.

Percent Occupied

‘‘Percent occupied’’ is based on occupied rentable square feet/units as of September 30, 2020, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet are excluded from this calculation.

Pro Rata Adjusted General and Administrative (“G&A”) Expenses

"Pro Rata Adjusted G&A expenses", a non-GAAP financial measure, represents G&A expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the G&A expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our G&A expenses as compared to similar real estate companies and in general.

Recently Delivered

“Recently delivered” refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended September 30, 2020.

Same Store and Non-Same Store

“Same store” refers to the pool of assets that were in-service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

DEFINITIONS	SEPTEMBER 30, 2020

“Non-same store” refers to all operating assets excluded from the same store pool.

Second-Generation Lease

“Second-generation lease” is a lease on space that had been vacant for less than nine months.

Signed But Not Yet Commenced Leases

“Signed but not yet commenced leases” means leases for assets in JBG SMITH’s portfolio that, as of September 30, 2020, have been executed but for which no rental payments had yet been charged to the tenant.

Square Feet

‘‘Square feet’’ or ‘‘SF’’ refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management’s estimate of approximate rentable square feet, (iii) for under-construction assets management’s estimate of approximate rentable square feet based on current design plans as of September 30, 2020, and (iv) for near-term and future development assets, management’s estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of September 30, 2020.

Transaction and Other Costs

Transaction and other costs include fees and expenses incurred for the relocation of our corporate headquarters, demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses.

Under-Construction

‘‘Under-construction’’ refers to assets that were under construction during the three months ended September 30, 2020.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Are Appendix – EBITDAAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q3 2020		Q2 2020		Q1 2020		Q4 2019		Q3 2019

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(25,005)		$(40,263)		$48,175		$38,692		$10,532
Depreciation and amortization expense	56,481		52,616		48,489		50,004		46,862
Interest expense (1)	16,885		15,770		12,005		11,831		10,583
Income tax expense (benefit)	(488)		(888)		(2,345)		(613)		432
Unconsolidated real estate ventures allocated share of above adjustments	9,987		10,692		10,837		10,050		8,664
EBITDA attributable to noncontrolling interests in consolidated real estate ventures	(4)		(6)		3		(2)		—
EBITDA	$57,856		$37,921		$117,164		$109,962		$77,073
Gain on sale of real estate	—		—		(59,477)		(57,870)		(8,088)
(Gain) loss on sale from unconsolidated real estate ventures	—		2,952		—		—		—
Impairment of investment in unconsolidated real estate venture (2)	—		6,522		—		—		—
EBITDAre	$57,856		$47,395		$57,687		$52,092		$68,985
Transaction and other costs (3)	845		1,372		5,309		13,307		2,059
Loss on extinguishment of debt	—		—		33		3,916		—
Share-based compensation related to Formation Transaction and special equity awards	7,133		8,858		9,441		11,959		9,549
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(436)		(245)		374		(518)		(165)
Unconsolidated real estate ventures allocated share of above adjustments	—		747		718		(1,345)		—
Lease liability adjustments	—		—		—		(1,829)		1,991
Adjusted EBITDA	$65,398		$58,127		$73,562		$77,582		$82,419

Net Debt to Annualized Adjusted EBITDA (4)	7.7	x	8.1	x	6.2	x	5.8	x	5.3	x

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net Debt (at JBG SMITH Share) (5)
Consolidated indebtedness (6)	$2,081,456	$2,202,667	$1,784,353	$1,620,001	$1,652,303
Unconsolidated indebtedness (6)	393,398	411,599	339,227	329,056	322,692
Total consolidated and unconsolidated indebtedness	2,474,854	2,614,266	2,123,580	1,949,057	1,974,995
Less: cash and cash equivalents	465,532	724,246	306,988	136,200	237,288
Net Debt (at JBG SMITH Share)	$2,009,322	$1,890,020	$1,816,592	$1,812,857	$1,737,707

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.
(2)	During the second quarter of 2020, we determined that our investment in the venture that owns The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment charge of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after Q2 2020. In Q3 2020, we transferred our interest in this venture to our venture partner.
(3)	Includes fees and expenses incurred for the relocation of our corporate headquarters, demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. Q1 2020 includes a charitable commitment to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington DC metropolitan region.
(4)	Adjusted EBITDA is annualized by multiplying by four calculated using Net Debt below.
(5)	Excludes information related to the venture that owns The Marriott Wardman Park hotel as of September 30, 2020 as we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in the related venture to our venture partner.
(6)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(22,793)	$(36,780)	$42,925	$34,390	$9,360
Net income (loss) attributable to redeemable noncontrolling interests	(2,212)	(3,483)	5,250	4,302	1,172
Net income (loss)	(25,005)	(40,263)	48,175	38,692	10,532
Gain on sale of real estate	—	—	(59,477)	(57,870)	(8,088)
Loss on sale from unconsolidated real estate ventures	—	2,952	—	—	—
Real estate depreciation and amortization	54,004	49,924	45,662	47,001	44,164
Impairment of investment in unconsolidated real estate venture (1)	—	6,522	—	—	—
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	7,350	7,498	6,882	6,407	4,713
FFO attributable to noncontrolling interests in consolidated real estate ventures	(4)	(6)	3	(2)	—
FFO Attributable to OP Units	$36,345	$26,627	$41,245	$34,228	$51,321
FFO attributable to redeemable noncontrolling interests	(3,945)	(2,911)	(4,497)	(3,804)	(5,705)
FFO attributable to common shareholders	$32,400	$23,716	$36,748	$30,424	$45,616

FFO attributable to OP Units	$36,345	$26,627	$41,245	$34,228	$51,321
Transaction and other costs, net of tax (2)	798	1,212	5,166	11,725	1,941
(Gain) loss from mark-to-market on derivative instruments	203	17	(47)	—	2
Loss on extinguishment of debt	—	—	33	3,916	—
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(436)	(245)	374	(518)	(165)
Share-based compensation related to Formation Transaction and special equity awards	7,133	8,858	9,441	11,959	9,549
Lease liability adjustments	—	—	—	(1,829)	1,991
Amortization of management contracts intangible, net of tax	1,072	1,073	1,143	1,288	1,287
Unconsolidated real estate ventures allocated share of above adjustments	(55)	727	1,176	(1,407)	127
Core FFO Attributable to OP Units	$45,060	$38,269	$58,531	$59,362	$66,053
Core FFO attributable to redeemable noncontrolling interests	(4,891)	(4,184)	(6,382)	(6,598)	(7,342)
Core FFO attributable to common shareholders	$40,169	$34,085	$52,149	$52,764	$58,711
FFO per diluted common share	$0.24	$0.18	$0.27	$0.23	$0.34
Core FFO per diluted common share	$0.30	$0.26	$0.39	$0.39	$0.44
Weighted average shares - diluted ( FFO and Core FFO)	133,880	133,613	135,429	134,129	134,127

See footnotes on page 60.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019

FAD
Core FFO attributable to OP Units	$45,060	$38,269	$58,531	$59,362	$66,053
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (3)	(11,395)	(12,889)	(9,805)	(27,689)	(14,872)
Straight-line and other rent adjustments (4)	(4,935)	(1,418)	(3,545)	(8,464)	(10,348)
Third-party lease liability assumption payments	(784)	(780)	(1,460)	(1,450)	(1,413)
Share-based compensation expense	7,642	11,757	7,730	5,512	6,129
Amortization of debt issuance costs	829	673	622	671	701
Unconsolidated real estate ventures allocated share of above adjustments	(1,687)	(695)	(1,498)	(386)	(943)
Non-real estate depreciation and amortization	1,002	1,215	1,254	1,234	925
FAD available to OP Units (A)	$35,732	$36,132	$51,829	$28,790	$46,232
Distributions to common shareholders and unitholders (B)	$33,743	$33,970	$34,011	$34,011	$34,006
FAD Payout Ratio (B÷A) (5)	94.4%	94.0%	65.6%	118.1%	73.6%

Capital Expenditures
Maintenance and recurring capital expenditures	$3,096	$6,541	$2,558	$11,748	$7,000
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	327	360	149	561	439
Second-generation tenant improvements and leasing commissions	6,779	5,613	6,943	13,426	6,713
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	1,193	375	155	1,954	720
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	11,395	12,889	9,805	27,689	14,872
Non-recurring capital expenditures	4,840	6,240	6,187	16,410	8,365
Share of non-recurring capital expenditures from unconsolidated real estate ventures	54	238	102	488	84
First-generation tenant improvements and leasing commissions	4,033	11,853	11,847	20,057	6,501
Share of first-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	674	217	770	2,672	507
Non-recurring capital expenditures	9,601	18,548	18,906	39,627	15,457
Total JBG SMITH Share of Capital Expenditures	$20,996	$31,437	$28,711	$67,316	$30,329

(1)	During the second quarter of 2020, we determined that our investment in the venture that owns The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and we recorded an impairment charge of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after Q2 2020. In Q3 2020, we transferred our interest in this venture to our venture partner.
(2)	Includes fees and expenses incurred for the relocation of our corporate headquarters, demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. Q1 2020 includes a charitable commitment to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington DC metropolitan region.
(3)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The FAD payout ratio on a quarterly basis is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations. Q4 2019 was impacted by increases in recurring capital expenditures, which is consistent with historical seasonality trends.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2020 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Net income (loss) attributable to common shareholders	$(22,793)	$(36,780)	$42,925	$34,390	$9,360
Add:
Depreciation and amortization expense	56,481	52,616	48,489	50,004	46,862
General and administrative expense:
Corporate and other	11,086	13,216	13,176	11,934	11,015
Third-party real estate services	28,207	29,239	28,814	26,910	29,809
Share-based compensation related to Formation Transaction and special equity awards	7,133	8,858	9,441	11,959	9,549
Transaction and other costs	845	1,372	5,309	13,307	2,059
Interest expense	16,885	15,770	12,005	11,831	10,583
Loss on extinguishment of debt	—	—	33	3,916	—
Income tax expense (benefit)	(488)	(888)	(2,345)	(613)	432
Net income (loss) attributable to redeemable noncontrolling interests	(2,212)	(3,483)	5,250	4,302	1,172
Less:
Third-party real estate services, including reimbursements revenue	26,987	27,167	29,716	29,121	34,587
Other income (1)	2,292	1,516	1,630	1,686	2,196
Loss from unconsolidated real estate ventures, net	(965)	(13,485)	(2,692)	(2,042)	(1,144)
Interest and other income (loss), net	—	114	907	3,022	(640)
Gain on sale of real estate	—	—	59,477	57,870	8,088

Consolidated NOI	66,830	64,608	74,059	78,283	77,754
NOI attributable to unconsolidated real estate ventures at our share	7,130	7,495	8,588	6,052	5,500
Non-cash rent adjustments (2)	(4,934)	(1,419)	(3,545)	(8,465)	(10,348)
Other adjustments (3)	2,881	3,516	2,834	3,913	3,181
Total adjustments	5,077	9,592	7,877	1,500	(1,667)
NOI (3)	$71,907	$74,200	$81,936	$79,783	$76,087
Less: out-of-service NOI loss (4)	(442)	(1,475)	(1,427)	(2,817)	(2,189)
Operating portfolio NOI	$72,349	$75,675	$83,363	$82,600	$78,276
Non-same store NOI (5)	303	1,204	4,851	7,653	6,286
Same store NOI (6)	$72,046	$74,471	$78,512	$74,947	$71,990

Note: NOI, non-same store NOI and same store NOI are presented as originally reported in the respective quarter.

(1)	Excludes operating parking revenue of $3.1 million, $0.8 million, $6.4 million, $6.5 million and $6.3 million in Q3 2020, Q2 2020, Q1 2020, Q4 2019 and Q3 2019.
(2)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(3)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(4)	Includes the results of our Under-Construction assets and Near-Term and Future Development Pipelines.
(5)	Includes the results of properties that were not in-service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(6)	Includes the results of the properties that are in-service for the entirety of both periods being compared except for properties that are being phased out of service for future development.

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